Exhibit 10.3

WHITESMOKE, INC.

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

DECEMBER ___, 2006

Exhibit 10.3

WHITESMOKE, INC.

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

This Series B Preferred Stock Purchase Agreement (the “Agreement”) is made as of the day of December, 2006 by and among WhiteSmoke, Inc., a Delaware corporation (the “Company”), the purchasers listed on Exhibit A attached hereto (each a “Purchaser” and together the “Purchasers”), the person and entities listed in Exhibit C attached hereto (the “Bridge Purchasers”) and Hilla Ovil-Brenner and Liran Brenner (the “Founders”).

The parties hereby agree as follows:

1.           Defined Terms Used in this Agreement.  The following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Investors’ Rights Agreement” means the agreement among the Company and the Purchasers, dated as of the date of the First Closing, in the form of Exhibit D attached hereto.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operation of the Company, taken together as a whole.

“Securities Act” means the Securities Act of 1933, as amended.

“Transaction Agreements” means this Agreement, the Investors’ Rights Agreement, and the Voting Agreement.

“Voting Agreement” means the agreement among the Company, the Purchasers and others, dated as of the date of the First Closing, in the form of Exhibit F attached hereto.

2.           Purchase and Sale of Preferred Stock.

2.1          Sale and Issuance of Series B Preferred Stock.

2.1.1           The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the First Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit B (the “Restated Certificate”).

2.1.2           Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase from the Company and the Company agrees to sell and issue to each Purchaser, an aggregate of up to 1,801,208 shares of Series B Preferred Stock (the “Stock”), as set forth opposite each such Purchaser’s name on Exhibit A, at a purchase price of $1.1290 per share, based on a pre-money valuation of $4,000,000 which includes, inter alia:  (A) all outstanding options and warrants on the date of the First Closing, (B) allocation of such options to the Founders, under the Company’s Stock Plan (as defined below), so that each of the Founders shall hold such shares and options representing 6% of the Company’s issued and outstanding share capital following the Third Closing (as defined below) (the “Founders Options”), and (C) reservation of additional 9% of the Company’s issued and outstanding share capital following the Third Closing for additional issuance to employees and consultants under the Company’s Stock Plan and for a total consideration of up to $2,033,564, not including the Bridge Financing Amount (as defined below) (the “Purchase Price”).  The number of shares to be purchased by the Purchasers at the First Closing, the Second Closing and the Third Closing (as such terms are defined below), and each Purchaser’s respective Purchase Price at each such closings shall be as set forth in Exhibit A.

2.2          Closing of Issue and Purchase.

2.2.1       Closing.  The purchase of the Stock, and the issue and allotment of the Stock, and the registration of the Stock in the names of the Purchasers in the stock ledger of the Company, shall take place at three closings (each, a “Closing”) to be held at the offices of Herzog, Fox & Neeman, 4 Weizmann Street, Tel Aviv.  The first closing shall be held at 10:00 am (Israel Time) on December , 2006, or such other date, time and place as the Company and the Purchasers shall mutually agree (the “First Closing” or “Closing Date”).

2.2.2       First Closing; Delivery.  At the First Closing the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a)           The Company shall deliver to each Purchaser a certificate representing the shares purchased at the First Closing as set forth in Exhibit A (the “First Closing Shares”) against payment of the purchase price therefor by wire transfer to a bank account designated by the Company.

(b)           The Company shall deliver to each Purchaser the following documents:

(i)           True and correct copies of resolutions of the Board of Directors and of the Company’s stockholders, as applicable, as to:  (A) the approval and fulfillment of this Agreement (and any of its ancillary documents, schedules or exhibits), including all transactions contemplated hereunder; (B) the adoption of the Restated Certificate; (C) the authorizing the issuance and allotment of the Stock against payment of the Purchase Price; (D) the reservation of an appropriate number of the Common Stock for issuance upon conversion of the Stock; (E) the approval of the allocation of the Founders Options, and (F) the reservation of additional 534,897 shares of Common Stock to be allocated under the Company’s Stock Plan.

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(ii)           Copies of all applicable consents and waivers in connection with the transactions contemplated hereby, a list of such consents is attached hereto as Schedule 2.2.2(b)(ii).

(c)           An amount of $676,380 out of the bridge financing funds in the aggregate amount of $709,944 made available to the Company pursuant to certain offering letters of the Company to the Bridge Purchasers listed in Exhibit C (the “Bridge Financing Undertakings”) prior to the First Closing (the “Bridge Financing Amount”), shall be converted into 599,097 Series B Preferred Stock of the Company at a conversion price of $1.1290 per share; the remaining amount of $33,564 out of the Bridge Financing Amount will be repaid to Roger Gladstone, Atom Corp., Richard Gladstone and Ted Struhl, who each will receive an amount of $8,391.  Each Bridge Purchaser’s respective number of shares is opposite each Bridge Purchaser’s name as set forth in Exhibit C attached hereto.  Such conversion and repayment shall be deemed as a fulfillment and discharge of any and all of the Company’s repayment obligations under the Bridge Financing Undertakings.  For the avoidance of doubt, the warrants issued to each of the Bridge Purchasers under the terms of the Bridge Financing Undertakings, as reflected in the Capitalization Table (as defined herein), shall remain in full force and effect.

2.2.3       Second Closing; Delivery.  The second closing (the “Second Closing”) shall be held within 15 days from delivery by the Company of a written certificate of the Chief Executive Officer of the Company stating that the First Milestone, as defined in Exhibit A-1, has been achieved and providing supported documentation.  At the Second Closing, the Company shall deliver to each Purchaser a certificate representing the shares purchased at the Second Closing as detailed in Exhibit A (the “Second Closing Shares”) against payment of the purchase price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company.

2.2.4       Third Closing; Delivery.  The third closing (the “Third Closing”) shall be held within 15 days from delivery by the Company of a written certificate of the Chief Executive Officer of the Company stating that the Second Milestone, as defined in Exhibit A-2, has been achieved and providing supported documentation.  At the Third Closing, The Company shall deliver to each Purchaser a certificate representing the shares purchased at the Third Closing as set forth in Exhibit A (the “Third Closing Shares”) against payment of the Third Closing purchase price by check payable to the Company, by wire transfer to a bank account designated by the Company.

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2.2.5       Notwithstanding Sections 2.2.3 and 2.2.4 to this Agreement, in the event that any of the First Milestone or the Second Milestone has not been timely met, the Purchasers may purchase the Second Closing Shares or the Third Closing Shares, as the case may be, in whole or part, by a delivering a written notice to the Company of their wish to exercise their right hereunder within 60 days of the last date in which each such milestone could have been met.  Upon the lapse of the said period the right to invest shall expire.  A resolution of either (i) Evolution Venture Capital Fund I (Israel) LP and Evolution Venture Capital Fund I (Exempt) LP (“Evolution”) or (ii) Purchasers purchasing at least 70% of the shares purchased by the Purchasers (other than the shares purchased by Evolution and by the Lending Purchasers as a result of the conversion of the Bridge Financing Amount), to purchase the Second Closing shares or the Third Closing Shares, in whole or in part, despite the fact that the corresponding milestone was not met shall bind all Purchasers, provided that such right may be exercised not earlier than six (6) months following the First Closing with respect to the Second Closing, and not earlier than ten (10) months following the First Closing with respect to the Third Closing, and not later than the applicable milestone deadline.  In such event the Closing shall be held no later than thirty (30) days following the receipt by the Company of a written notice from Evolution or such Purchasers informing it of the exercise of such right.

2.2.6       Without derogating from the provisions of Section 2.2.5, Evolution and the Company may alter or waive the First Milestone or the Second Milestone by a written agreement between Evolution and the Company and such alteration or waiver shall apply to and bind all Purchasers.

3.           Representations and Warranties of the Company.  The Company hereby represents and warrants to each Purchaser that, except as set forth on a Schedule of Exceptions delivered separately by the Company to each Purchaser, specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder, the following representations are true and complete as of the date of the First Closing, except as otherwise indicated.  For purposes of these representations and warranties, the term “the Company” shall include any subsidiaries of the Company, unless otherwise noted.

3.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as currently proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

3.2           Capitalization.  The authorized capital of the Company consists, or will consist, immediately prior to the First Closing, of:

(a)           4,075,205 shares of Preferred Stock, of which (i) 1,674,900 shares have been designated Series A Preferred Stock, all of which have been duly authorized, are fully paid and nonassessable and were issued in compliance with the Securities Act and all applicable state securities laws, and (ii) 2,400,305 shares have been designated Series B Preferred Stock, none of which are issued and outstanding immediately prior to the First Closing.  The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate.

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(b)           6,000,000 shares of Common Stock, of which 332,900 shares are issued and outstanding immediately prior to the First Closing, and 177,486 shares are reserved for issuance to the Bridge Purchasers pursuant to the terms of the Bridge Financing Undertakings.  All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with the Securities Act and all applicable state securities laws.

(c)           The Company has reserved 1,357,693 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to certain warrants/option agreements and to its 2003 and 2006 Employees Option Plans duly adopted by the Board of Directors, copies of which have been provided to Evolution or its counsel (collectively, the “Stock Plan”).  Of such reserved shares of Common Stock, 752,296 options to purchase 752,296 shares have been granted and are currently outstanding, and 605,397 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

(d)           Attached as Schedule 3.2(d) hereto, is a capitalization table setting forth the number and class of stock held by each stockholder of the Company, and the total number of reserved and granted options, warrants, and all other rights to subscribe for, purchase or acquire from the Company any share of the capital stock of the Company (the “Capitalization Table”).  The stockholders set forth in Schedule 3.2(d) are the lawful owners of record, of all of the issued and outstanding share of the capital stock of the Company, and to the Company’s knowledge and except as set forth in Schedule 3.2(d) such share is free and clear of all liens, claims, charges, encumbrances, restrictions, rights, options to purchase, proxies, voting trust and other voting agreements, calls or commitments of every kind, and none of the said individuals owns any other shares, options or other rights to subscribe for, purchase or acquire any share capital of the Company from the Company or, to the Company’s knowledge, from each other.  Each of the Founders represents with respect to the shares set forth opposite his name on Schedule 3.2(d) that he is the beneficial owner of such shares free and clear of all liens, claims, charges, encumbrances, restrictions, rights, options to purchase, proxies, voting trust and other voting agreements, calls or commitments of every kind.

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(e)           Except for (i) the conversion privileges of the Stock; (ii) the rights provided in the Investors’ Rights Agreement and (iii) outstanding options issued pursuant to the Stock Plan and warrants to purchase 177,486 shares issued pursuant to the Bridge Financing Undertakings, as described in the Capitalization Table, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.  No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or terms of such agreements or understandings, or the lapse of a Company repurchase right, upon the occurrence of any event.  The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.

3.3          Subsidiaries.  The Company owns, beneficially and of record, all of the issued and outstanding share capital of WhiteSmoke Israel Ltd., a company incorporated under the laws of the State of Israel (the “Subsidiary”), and all the rights thereto free and clear of liens, claims, charges, encumbrances, restrictions, rights, options to purchase, proxies, voting trust or other voting agreements.  Except for the Subsidiary, the Company does not own any issued and outstanding share capital of any other company, and is not a participant in any partnership, joint venture or other business association.  There are no other share capital, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from the Subsidiary or from the Company, any share capital of the Subsidiary and there are not any contracts or binding commitments providing for the issuance of.  or the granting of rights to acquire, any share capital of the Subsidiary.  All issued and outstanding share capital of the Subsidiary was duly authorized, and is validly issued and outstanding, fully paid and nonassessable.  The Subsidiary is duly organized and validly existing under the laws of the State of Israel and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business.  The Subsidiary is duly qualified to do business or where applicable is in good standing in any jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

3.4          Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other Transaction Agreements, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Stock, the Series A Preferred (as defined in Section 7.1 hereunder) and the Common Stock issuable upon conversion of the Stock (together, the “Securities”) has been taken or will be taken prior to the First Closing, and the Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

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3.5           Valid Issuance of Securities.  The Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable securities laws and liens or encumbrances created by or imposed by a Purchaser.  Based in part upon the representations of the Purchasers in Section 3 of this Agreement and subject to the provisions of Section 3.6 below, the Stock will be issued in compliance with the Securities Act and all applicable other securities laws.  The Common Stock issuable upon conversion of the Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser.  Based in part upon the representations of the Purchasers in Section 4 of this Agreement, and subject to Section 4.6 below, the Common Stock issuable upon conversion of the Stock will be issued in compliance with the Securities Act and all applicable federal and state securities laws.

3.6           Governmental Consents and Filings.  Assuming the accuracy of the representations made by the Purchasers in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company or the Subsidiary in connection with the consummation of the transactions contemplated by this Agreement.

3.7           Litigation.  There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened against the Company or the Subsidiary that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated thereby, or that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or any change in the current equity ownership of the Company.  Neither the Company nor, to the Company’s knowledge, any of its officers or directors, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company or the Subsidiary pending or which the Company or the Subsidiary intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company or the Subsidiary) involving the prior employment of the Founders or any of the Company’s or the Subsidiary’s employees, their use in connection with the Company’s or the Subsidiary’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

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3.8           Intellectual Property.  The Company owns or possesses sufficient legal rights to all trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes and, to the Company’s knowledge, all patents, in each instance as used by it in connection with its business, which represent all intellectual property rights necessary to the conduct of the Company’s business as now conducted and as presently contemplated to be conducted, without any conflict with, or infringement of, the rights of others.  There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements.  The Company has not received any communications alleging that the Company has violated on, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, tradenames, domain names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements.  The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company or that would conflict with the Company’s business.  Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.  The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to or outside the scope of their employment by the Company.  The Company has not embedded any open source, copy left or community source code in any of its products generally available or in development, including but not limited to any GNU or GPL libraries or code.  Set forth in Section 3.8 of the Schedule of Exceptions is a listing of all patents, trademarks and licenses of the Company.

3.9           Compliance with Other Instruments.  The Company and the Subsidiary are not in violation or default of any provisions of their respective Restated Certificate or Bylaws or other charter documents, or of any instrument, judgment, order, writ, or decree, or under any note, indenture, mortgage, lease, agreement, contract or purchase order to which it is a party or by which it is bound or, of any provision of statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect.  The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to the Company, its prospects, business or operation, or any of its assets or properties.

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3.10        Agreements; Actions.

(a)           Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved by the Board of Directors and (iv) the transactions contemplated by the Transaction Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

(b)           Except for the Transaction Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of, $25,000, other than as set forth in Section 3.10(b)(i) of the Schedule of Exceptions, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company other than (A) the license of the Company’s software and products in the ordinary course of business or (B) the license to the Company of generally commercially available “off-the-shelf third-party products, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

(c)           The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d)           For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated with that person or entity) shall be aggregated for the purposes of meeting the individual minimum dollar amounts of each such subsection.

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(e)           The Company has not engaged in the past three months in any discussion with any representative of any corporation, partnership, trust, joint venture, limited liability company, association or other entity, or any individual, regarding (i) a sale of all or substantially all of the Company’s assets, (ii) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, or (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

3.11        Disclosure.  The Company has provided each Purchaser with all the information such Purchaser has requested for deciding whether to purchase the Stock.  To the Company’s knowledge, no certificates made or delivered in connection with the Transaction Agreements contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

3.12        Related-Party Transactions.  No employee, officer or director of the Company (a “Related Party”) or member of such Related Party’s immediate family, or any corporation, partnership or other entity in which such Related Party is an officer, director or partner, or in which such Related Party has an ownership interest or otherwise controls, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them.  To the Company’s knowledge, none of such persons have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that Related Parties and members of their immediate families may own stock in (but not exceeding 2% of the outstanding capital stock of) publicly traded companies that may compete with the Company.  To the Company’s knowledge, no Related Party or member of their immediate families is directly or indirectly interested in any material contract with the Company.  The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.13        Rights of Registration and Voting Rights.  Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.  To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

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3.14        Title to Property and Assets.  The Company owns its property and assets free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.  With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than to the lessors of such property or assets.

3.15        Financial Statements.  The Company has made available to each Purchaser its audited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 2005 and for the fiscal period ended December 31, 2005 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of September 30, 2006 and for the nine-month period ended September 30, 2006 (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles.  The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2006 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.  Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.16        Changes.  Since the date of most recent financial statements, there has not been:

(a)           any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

(b)           any damage, destruction or loss, whether or not covered by insurance, that constitutes a Material Adverse Effect;

(c)           any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)           any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

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(e)           any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f)           any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)           any sale, assignment or transfer by the Company of any patents, trademarks, copyrights, trade secrets or other intangible assets by the Company;

(h)           any resignation or termination of employment of any officer or key employee of the Company;

(i)           any material change, except in the ordinary course of business, in a contingent obligation of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(j)           any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(k)           any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(l)           any declaration, setting aside or payment or other distribution in respect to any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(m)           to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n)           any arrangement or commitment by the Company to do any of the things described in this Section 3.16.

3.17        Tax Returns and Payments.  The Company or the Subsidiary has filed all tax returns and reports as required by law.  These returns and reports are true and correct in all material respects.  The Company has paid all taxes and other assessments due.

3.18        Insurance.  The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

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3.19         Labor Agreements and Actions.  Neither the Company nor the Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge threatened, nor is the Company aware of any labor organization activity involving its employees.  The Company is not aware that any officer or key employee intends to terminate their employment with the Company, nor does the Company have any present intention to terminate the employment of any officer or key employee.

3.20         Employees.  Neither the Company nor the Subsidiary has any employment contract with any officer or employee or any other consultant or person which is not terminable by it at will without liability, upon thirty (30) days prior notice.  The Company and the Subsidiary has each complied in all material respects with all applicable employment laws and agreements relating to employment, terms and conditions of employment and to the proper withholding and remission to the proper tax and other authorities of all sums required to be withheld from employees or persons deemed to be employees under applicable laws respecting such withholding.  Each of the Company and the Subsidiary has paid in full to all of its respective employees, wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof.  To the Company’s Knowledge, no labor union has requested or has sought to represent the employees, representatives or agents of the Company or the Subsidiary.  To the Company’s Knowledge, without conducting any search or investigation, none of the Company’s and the Subsidiary’s employees has materially violated any term of his or her employment agreement.  To the Company’s Knowledge, neither the employment by the Company nor by the Subsidiary of any of their respective employees, nor the engagement by them with any of their respective consultants, constitutes a breach of any of such persons’ obligations to third parties, including non-competition or confidentiality obligations.

3.21         Government Funding.  Neither the Company nor the Subsidiary has received or applied for any grant or other support or benefits (including, without limitation, tax benefits) from any Israeli or other government entity.

3.22         Confidential Information and Invention Assignment Agreements.  Each employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers.  The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use commercially reasonable efforts to prevent any such violation.

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3.23         Permits.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could have a Material Adverse Effect.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.24         Corporate Documents.  The Restated Certificate and Bylaws of the Company are in the form provided to counsel for the Purchasers.  The copy of the minute books of the Company provided to the Purchasers’ counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

3.25         Indemnification.  The Company agrees to protect, defend, indemnify, and hold harmless the Purchasers, against and in respect of any and all loss, damage, cost or expense as and when incurred directly as a result of a breach of any of the covenants, representations and warranties of the Company contained herein, or any cost or expense, including reasonable, legal fees incurred in connection with enforcing the rights of Purchasers hereunder (“Loss”), provided however that:

(i)           the liability of the Company toward each Purchaser with respect to the Company’s representations and warranties set forth herein, under any law, whether in contracts, torts, restitution or otherwise, except in the event of fraud, shall be limited to the aggregate purchase price paid by such Purchaser for the shares purchased by it hereunder plus 10% annual interest on the aggregate purchase price paid thereby, compounded annually from the date hereof up to the date of indemnification (the “Liability Amount”).  In the event the aggregate Liability Amount is insufficient to cover the Loss, then the Liability Amount shall be paid to the Purchasers according to each Purchaser’s respective pro rata portion of the Stock .

(ii)           except in the event of fraud or intentional or grossly negligent misrepresentation and except in respect of breach of the Company’s representations in Sections 3.2, 3.8, 3.15 and 3.17, the Company’s liability for its representations and warranties contained herein shall expire and be of no further force or effect upon the elapse of 36 months as of the Closing Date.  The Company’s liability for its representations and warranties contained in Sections 3.2, 3.8, 3.15 and 3.17, shall expire upon expiration of the applicable statute of limitation.  Notwithstanding anything to the contrary, all representations and warranties by the Company contained in this Agreement shall expire and be of no further force or effect immediately prior to the closing of an M&A Transaction (as such term is defined in the New Articles) or an initial public offering of the Company of its securities.

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4.           Representations and Warranties of the Purchasers.  Each Purchaser hereby represents and warrants to the Company that:

4.1           Authorization.  The Purchaser has full power and authority to enter into the Transaction Agreements.  The Transaction Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance ‘with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other, laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

4.2           Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

4.3           Restricted Securities.  The Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws, inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such Securities may not be resold without registration under the Act, except in certain limited circumstances.

4.4           Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.5           Exculpation Among Purchasers.  Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

4.6           Investment Experience.  The Purchasers are investors in securities of companies in the early development stage and acknowledges that they are able to fend for themselves, can bear the economic risk of their investment, and have such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Stock.  The foregoing, however, does not limit or modify the representations and warranties of the Company and the Founders under this Agreement or the right of the Purchasers to rely thereon.

15

4.7           Access to Information.  The Purchasers have received all requested documents from the Company, and have been afforded the opportunity to ask questions of and receive answers from the officers of the Company.

5.           Conditions of the Purchasers’ Obligations at First Closing.  The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the First Closing, of each of the following conditions, unless otherwise waived by the written consent of Purchasers holding a majority of the Stock:

5.1           Representations and Warranties.  The representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the First Closing.

5.2           Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the First Closing.

5.3           Compliance Certificate.  The Chief Executive Officer of the Company shall deliver to the Purchasers at the First Closing a certificate certifying that the conditions specified in Sections 5.1, 5.2 and 5.14 have been fulfilled.

5.4           Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

5.5           Opinion of Company Counsel.  The Purchasers shall have received from Marans & Weisz, LLC, US counsel for the Company, an opinion, dated as of the First Closing, in substantially the form of Exhibit F.

5.6           Board of Directors.  Ronen Kalmanson, Liran Brenner, Shlomo Touboul, and Aaron Nahumi shall have resigned from the Board of Directors of the Company, and other members of the Board of Directors shall have been appointed in accordance with the provisions of the Voting Agreement such that as of the First Closing, the Board of Directors shall be comprised of Ram Vromen, Hilla Ovil-Brenner, Roger Gladstone and Yair Goldfinger.

5.7           Investors’ Rights Agreement.  The Company and each Purchaser shall have executed and delivered the Investors’ Rights Agreement in substantially the form attached as Exhibit D.

5.8           Voting Agreement.  The Company, each Purchaser, the Preferred A Holders and the holders of shares of Common Stock of the Company shall have executed and delivered the Voting Agreement in substantially the form attached as Exhibit E.

16

5.9           Restated Certificate.  The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

5.10         Confidential Information and Invention Assignment Agreement.  The Company and each of its employees shall have entered into the Company’s standard form Confidential Information and Invention Assignment Agreement, in substantially the form acceptable to the Purchasers.

5.11           Secretary’s Certificate.  The Secretary of the Company shall deliver to the Investors at the Closing a certificate certifying (i) the Restated Certificate, (ii) the Bylaws of the same effect as though such representations and warranties had been made on and as of the Closing.

6.           [INSERT MISSING PAGE]

6.1           Performance.  All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied.

6.2           Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

7.           Covenants.

7.1           Conversion of Common Stock.  Prior to First Closing, all previous investors listed in Schedule 7.1 who have received shares of Common Stock in return of their investment, shall convert their stock on a one to one basis into shares of Series A convertible preferred stock (“Series A Preferred”), having such rights as set forth in the Restated Certificate.  Any current right attributed to the Common Stock that is not detailed in the Restated Certificate (other than standard rights of common shares) will be waived by the holders upon conversion to Series A Preferred.  Each Series A Share shall have a price of $0.6445 per share (the “Series A Price Per Share”).

7.2           Evolution Management Fees.  The Company will pay Evolution a management fee of $30,000 plus VAT per year for the initial 24 month period following the First Closing.  The management fees will be paid on a quarterly basis in advance.  In consideration for the management fees, Evolution will perform the following:  (1) weekly meetings with the Company’s management, (2) monthly meeting of the Company’s advisory board, and (3) active assistance to the Company’s management, on an as needed basis, regarding strategic planning and execution of strategic and financial deals (provided that any travel expenses incurred by Evolution in providing such services will be reimbursed by the Company).

7.3           Customers’ Refunds.  The Company shall refrain from taking any activity which will knowingly increase the percentage of refunds by customers of the Company’s products, without the prior written consent of Evolution’s board representative.

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7.4           Use of Proceeds.  The Company shall use the proceeds of the issuance and sale of the Stock materially in accordance with the Forecast, as may be amended by the Board of Directors form time to time.

7.5           Advisory Board.  Not later than 30 days following the First Closing, the Company’s Board of Directors will form an advisory board committee of industry experts.  Until resolved otherwise by the Company’s Board of Directors and subject to Evolution’s consent, such committee will initially include Mr.  Ofer Druker and Mr.  Yaron Adler.

7.6           Expenses.  The Company shall reimburse members of the Board of Directors for their out-of-pocket expenses incurred in attending meetings of the Board of Directors of the Company.

8.           Miscellaneous.

8.1           Transfer; Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, including transferees of any Securities.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Israel, without giving effect to principles of conflicts of law.

8.3           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

8.4           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (upon customary confirmation of receipt), or 48 hours after being deposited in the post office, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page or Exhibit A hereto, or as subsequently modified by written notice, and (a) if to the Company, with a copy to Adv. Nir Geva, Weksler, Bregman & Co., 9 Achad Ha’am St., Tel Aviv 65251, Fax.  +972-3-5160233 or (b) if to the Purchasers, with a copy to the addressees listed in Exhibit A.

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8.6           Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.7           Fees and Expenses.  The Company shall pay the reasonable fees and expenses of Herzog Fox & Neeman, counsel for Evolution and other fees and expenses incurred by Evolution in connection with performing due diligence with respect to the Transaction Agreements and the transactions contemplated thereby, provided such fees and expenses do not exceed, in the aggregate, $25,000 plus VAT.

8.8           Attorney’s Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.9           Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Company and Purchasers purchasing a majority of the Stock.  Any amendment or waiver effected in accordance with this Section 8.10 shall be binding upon the Purchasers and each transferee of the Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

8.10           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as though such provision were so excluded and shall be enforceable in accordance with its terms.

8.11           Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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8.12           Entire Agreement.  This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

8.13           Confidentiality.  Each Purchaser hereto agrees that, except with the prior written permission of the Company, it shall at all times hold in confidence and trust and not use or disclose any confidential information of the Company provided to or learned by such Purchaser in connection with the Purchaser’s rights under the Agreements.  Notwithstanding the foregoing, each Purchaser may disclose any confidential information of the Company provided to or learned by such Purchaser in connection with such rights to the minimum extent necessary (i) to evaluate or monitor such Purchaser’s investment in the Company; (ii) as required by any court or other governmental body, provided that such Purchaser provides the Company with prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise to prevent or restrict such disclosure; (iii) to legal counsel of such Purchaser; (iv) in connection with the enforcement of this Agreement or rights under this Agreement; or (v) to comply with applicable law.  The provisions of this Section 8.14 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

[Signature Pages Follow]

20

Exhibit 10.3

The parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

WHITESMOKE, INC.

By:	/s/ Hilla Ovil-Brenner

	Name:	Hilla Ovil-Brenner

Title:

Address:

/s/ Hilla Ovil-Brenner

Hilla Ovil-Brenner

/s/ Liran Brenner

Liran Brenner

21

PURCHASERS:

EVOLUTION VENTURE CAPITAL FUND I (ISRAEL) LP

Print Name of Purchaser

By:	/s/ Ram Vromen /s/ Itai Horstock

	Name:	Ram Vromen Itai Horstock

(print)

Title:

Address:

22

EVOLUTION VENTURE CAPITAL FUND I (EXEMPT) LP

Print Name of Purchaser

By:	/s/ Ram Vromen /s/ Itai Horstock

	Name:	Ram Vromen Itai Horstock

(print)

Title:

Address:

23

Exhibit 10.3

EXHIBITS

Exhibit A -	Schedule of Purchasers

Exhibit A-l -	First Milestone Definition

Exhibit A-2 -	Second Milestone Definition

Exhibit B -	Form of Amended and Restated Certificate of Incorporation

Exhibit C -	Conversion of Bridge Financing

Exhibit D -	Form of Investors’ Rights Agreement

Exhibit E -	Form of Voting Agreement

Exhibit F -	Form of Legal Opinion of Marans & Weisz, LLC

Exhibit G -	Forecast

Exhibit H -	Form of Indemnification Agreement

Exhibit I -	Waiver and Consent Letter

24

Exhibit 10.3

EXHIBIT A

SCHEDULE OF PURCHASERS

Exhibit 10.3

EXHIBIT A

SCHEDULE OF PURCHASERS

Name of Purchaser	No. of Shares Purchased at First Closing	Purchase Price	No. of Shares Purchased at Second Closing	Purchase Price	No. of Shares Purchased at Third Closing	Purchase Price	Total Shares Purchased	Total Purchase Price

Evolution Venture Capital Fund 1 (Israel) LP	239,150	$270,000	199,291	$225,000	358,725	$405,000	797,166	$900,000

Evolution Venture Capital Fund I (Exempt) LP	159,433	$180,000	132,861	$150,000	239,150	$270,000	531,444	$600,000

Lueian Ventures, Inc.	43,231	$48,808	32,011	$36,140	57,619	$65,052	132,861	$150,000

Chen Zur	7,972	$9,000	6,643	$7,500	11,957	$13,500	26,572	$30,000

Kaedan Investments Ltd.	14,626	$16,513	8,754	$9,884	15,758	$17,790	39,138	$44,187

G.K. Capital Ltd.	7,972	$9,000	6,643	$7,500	11,957	$13,500	26,572	$30,000

Gideon Michonik	14,626	$16,513	8,754	$9,884	15,758	$17,790	39,138	$44,187

Yair Goldfinger	45,701	$51,596	27,353	$30,882	49,236	$55,587	122,289	$138,065

David Nussbaum	4,413	$4,983	3,678	$4,152	6,620	$7,474	14,711	$16,609

BRMR, LLC	13,455	$15,191	8,053	$9,092	14,496	$16,366	36,004	$40,649

Dalewood Assoc.	4,413	$4,983	3,678	$4,152	6,620	$7,474	14,711	$16,609

Marc Thalheim	879	$993	733	$827	1,319	$1,489	2,931	$3,309

Lindsay Thalheim	879	$993	733	$827	1,319	$1,489	2,931	$3,309

David Thalheim	2,655	$2,997	2,212	$2,498	3,982	$4,496	8,849	$9,991

Alex Hilman Holdings Ltd.	1,767	$1,995	1,473	$1,662	2,651	$2,992	5,890	$6,650

TOTAL	561,173	$633,564	442,870	$500,000	797,166	$900',000	1,801;208	$2,033,564

Exhibit 10.3

LIST OF PURCHASERS

Signature	Name of Purchaser	No. of Shares Purchased at First Closing	Purchase Price	No. of Shares Purchased at Second Closing	Purchase Price	No. of Shares Purchased at Third Closing	Purchase Price	Total Shares Purchased	Total Purchase Price

	Evolution Venture Capital Fund 1 (Israel) LP	239,150	$270,000	199,291	$225,000	358,725	$405,000	797,166	$900,000

	Evolution Venture Capital Fund I (Exempt) LP	159,433	$180,000	132,861	$150,000	239,150	$270,000	531,444	$600,000

	Lueian Ventures, Inc.	43,231	$48,808	32,011	$36,140	57,619	$65,052	132,861	$150,000

	Chen Zur	7,972	$9,000	6,643	$7,500	11,957	$13,500	26,572	$30,000

	Kaedan Investments Ltd.	14,626	$16,513	8,754	$9,884	15,758	$17,790	39,138	$44,187

	G.K. Capital Ltd.	7,972	$9,000	6,643	$7,500	11,957	$13,500	26,572	$30,000

	Gideon Michonik	14,626	$16,513	8,754	$9,884	15,758	$17,790	39,138	$44,187

	Yair Goldfinger	45,701	$51,596	27,353	$30,882	49,236	$55,587	122,289	$138,065

	David Nussbaum	4,413	$4,983	3,678	$4,152	6,620	$7,474	14,711	$16,609

	BRMR, LLC	13,455	$15,191	8,053	$9,092	14,496	$16,366	36,004	$40,649

	Dalewood Assoc.	4,413	$4,983	3,678	$4,152	6,620	$7,474	14,711	$16,609

	Marc Thalheim	879	$993	733	$827	1,319	$1,489	2,931	$3,309

	Lindsay Thalheim	879	$993	733	$827	1,319	$1,489	2,931	$3,309

	David Thalheim	2,655	$2,997	2,212	$2,498	3,982	$4,496	8,849	$9,991

	Alex Hilman Holdings Ltd.	1,767	$1,995	1,473	$1,662	2,651	$2,992	5,890	$6,650

Exhibit 10.3

BRIDGE LENDERS

Signature	Name of Purchaser	Bridge Financing Amount Converted	No. of Shares Issued Upon Conversion
	Joel Ovïl	$7,000	6,200
	Lea Ovil	$7,000	6,200
	Runway Ltd.	$12,000	10,629
	Netivim Ltd.	$4,000	3,543
	Aaron Nahumi	$6,000	5,314
	Lucian Ventures, Inc.	$56,000	49,601
	Chen Zur	$2,000	1,771
	Shani Levona Nechasim Ltd.	$5,447	4,825
	Kaedan Investments Ltd.	$7,000	6,200
	G.K. Capital Ltd.	$7,000	6,200
	Gideon Michonik	$5,000	4,429
	Shabtai Nuriel	$5,000	4,429
	Yair Goldfinger	$25,000	22,143
	Atom Corp.	$27,787	24,612
	Robert Gladstone	$21,08.7	18,678
	Roger Gladstone	$27,787	24,612
	Ted Struhl	$27,787	24,612
	Dalewood Assoc.	$11,178	9,901
	Marc Thalheim	$1,731	1,533
	Lindsay Thalheim	$1,731	1,533
	David Thalheim	$5,193	4,600
	Alex Hilman Holdings Ltd.	$3,652	3,235
	Arnon Katz	$150,000	132,861
	Partam Properties (1993) Ltd.	$200,000	177,148
	Andrew Rosen	$25,000	22,143
	Petty & Chris Conway	$25,000	22,143

Exhibit 10.3

SCHEDULE OF EXCEPTIONS

Section 3.2(e) Capitalization

Pursuant to a stock split of the Company’s shares of common stock on February 6, 2006, every 1 share of common stock was split and converted into 100 shares of common stock.  Accordingly, an adjustment of the exercise price of any then outstanding options has been effected, according to the adjustment provisions of the applicable option agreements.

Section 3.7 Litigation

From certain telephonic conversations and e-mail messages there appears to be a claim by EarlyBird Capital, Inc. (“EBC”) regarding its entitlement to finders’ fee in connection with the transaction contemplated hereby, and certain litigation proceedings might be initiated against the Company with respect to such claim.  Following extensive consultations in this matter in view of the Company’s agreement with EBC dated August 10, 2006, taking into consideration, among other things, the memo of the Company’s Israeli counsel dated November 27, 2006, the Company does not see itself obligated to pay such finders’ fee to EBC.

Section 3.8 Intellectual Property

See the attached Patent Status Report of the Company’s patent attorneys, Squire, Sanders & Dempsey LLP, with respect to the current status of the Company’s patent applications.

Licenses with respect to the Company’s Product:

(1)	Agreement with Teltel Communication Channels Ltd. (Walla!), of May 2006;

(2)	Agreement with ICQ, Inc. dated July 27, 2006.

Section 3.16(h) Resignations

During the second quarter of 2006 the employment of two officers was terminated:  (i) CFO, and (ii) VP Business Development.

Section 3.10(b)(i), Section 3.10(c)

Except for the Transaction Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve obligations (contingent or otherwise) of, or payments to, the Company in excess of, $25,000, other than –

	US$

Provision for vacation days	$41,000

Provision for recreation pay	$13,000

Provision for severance compensation	$92,000

Advance tax on non-allowable expenses 2005 (“shovi aruchot”)	$10,000

Google - October 2006	$37,000

Google - November 2006	$32,400

Legal fees (WB, M&W, HFN)	$55,000 (+VAT	)

TOTAL	$280,400

Furthermore, the Company shall repay an amount of $8,391 to each of Roger-Gladstone, Robert Gladstone, Richard Gladstone and Ted Struhl, on account of part of their bridge loan that is not converted to shares upon the First Closing.

Except as mentioned above, the Company has not incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $100,000 in the aggregate.

Section 3.20

The Employment Agreement with each of Hilla Ovil Brenner and Liran Brenner is terminable upon 90 days prior notice.

Section 8.6 Finder’s Fee

Please see above the exception specified with respect to Section 3.7.

Exhibit 10.3

SCHEDULE 3.2(d) – I

CAPITALIZATION TABLE

	Pre Investment

Shareholder	Common stock	Options	Bridge financing convertible to shares - Rights Offering 31.3.06	Bridge loan - Rights Offering 23.8.06	Warrants to purchase shares at $1.00 per share	Total	% Shares	%Fully Diluted

Liran Brenner	82,900	54,100	$0	$0	0	137,000	4.13%	5.33%

Hilla Ovil-Brenner	82,900	54,100	$0	$0	0	137,000	4.13%	5.33%

Joel Ovil	111,600	0	$5,000	$2,000	1,750	113,350	5.56%	4.41%

Lea Ovil	111,500	0	$5,000	$2,000	1,750	113,250	5.55%	4.41%

Michael Hartman*	15,000	0	$0	$0	0	15,000	0.75%	0.58%

Tara Hartman*	15,000	0	$0	$0	0	15,000	0.75%	0.58%

Nadine Nelson	7,500	0	$0	$0	0	7,500	0.37%	0.29%

Simone Dell	7,500	0	$0	$0	0	7,500	0.37%	0.29%

Persa Morris	4,500	0	$0	$0	0	4,500	0.22%	0.18%

2003 ESOP	600	13,800	$0	$0	0	14,400	0.03%	0.56%

Nitzan Gadot*	0	6,000	$0	$0	0	6,000	0.00%	0.23%

Schedule 3.2(d)-I-1

	Pre Investment

Shareholder	Common stock	Options	Bridge financing convertible to shares - Rights Offering 31.3.06	Bridge loan - Rights Offering 23.8.06	Warrants to purchase shares at $1.00 per share	Total	% Shares	%Fully Diluted

Yechiel Kimhi**	0	6,000	$0	$0	0	6,000	0.00%	0.23%

D.N.L.U. Trustees Ltd.	0	3,100	$0	$0	0	3,100	0.00%	0.12%

FBC & Co.	0	11,500	$0	$0	0	11,500	0.00%	0.45%

Runway Ltd.	152,400	0	$10,000	$2,000	3,000	155,400	7.59%	6.05%

Netivim Ltd.	70,100	0	$4,000	$0	1,000	71,100	3.49%	2.77%

Aaron Nahumi	70,100	0	$4,000	$2,000	1,500	71,600	3.49%	2.79%

David Aber	37,200	0	$0	$0	0	37,200	1.85%	1.45%

Lucian Ventures, Inc.	205,500	0	$36,000	$20,000	14,000	219,500	10.24%	8.54%

Chen Zur	140,500	0	$0	$2,000	500	141,000	7.00%	5.49%

Shani Levona Nechasim Ltd.	32,000	0	$5,447	$0	1,362	33,362	1.59%	1.30%

Kaedan Investments Ltd.	56,200	0	$5,000	$2,000	1,750	57,950	2.80%	2.26%

G.K. Capital Ltd.	56,200	0	$5,000	$2,000	1,750	57,950	2.80%	2.26%

Gideon Michonik	56,200	0	$5,000	$0	1,250	57,450	2.80%	2.24%

Shabtai Nunel	56,200	0	$5,000	$0	1,250	57,450	2.80%	2.24%

Schedule 3.2(d)-I-2

	Pre Investment

Shareholder	Common stock	Options	Bridge financing convertible to shares - Rights Offering 31.3.06	Bridge loan - Rights Offering 23.8.06	Warrants to purchase shares at $1.00 per share	Total	% Shares	%Fully Diluted

Yair Goldfinger	175,600	0	$15,000	$10,000	6,250	181,850	8.75%	7.08%

Atom Corp.	51,700	0	$11,178	$25,000	9,045	60,745	2.57%	2.36%

Robert Gladstone	51,700	0	$4,478	$25,000	7,370	59,070	2.57%	2.30%

Roger Gladstone	51,700	0	$11,178	$25,000	9,045	60,745	2.57%	2.36%

David Nussbaum	51,700	0	$0	$0	0	51,700	2.57%	2.01%

BRMR, LLC	51,700	0	$0	$0	0	51,700	2.57%	2.01%

Ted Struhl	51,700	0	$11,178	$25,000	9,045	60,745	2.57%	2.36%

Dalewood Assoc.	51,700	0	$11,178	$0	2,795	54,495	2.57%	2.12%

Marc Thalheim	10,300	0	$1,731	$0	433	10,733	0.51%	0.42%

Lindsay Thalheim	10,300	0	$1,731	$0	433	10,733	0.51%	0.42%

David Thalheim	31,100	0	$5,193	$0	1,298	32,398	1.55%	1.26%

Zeevi Aber	12,400	0	$0	$0	0	12,400	0.62%	0.48%

Fire Guarantee Ltd.	13,900	0	$0	$0	0	13,900	0.69%	0.54%

Alex Hilman Holdings Ltd.	20,700	0	$3,652	$0	913	21,613	1.03%	0.84%

Schedule 3.2(d)-I-3

	Pre Investment

Shareholder	Common stock	Options	Bridge financing convertible to shares - Rights Offering 31.3.06	Bridge loan - Rights Offering 23.8.06	Warrants to purchase shares at $1.00 per share	Total	% Shares	%Fully Diluted

2006 ESOP	0	235,000	$0	$0	0	235,000	0.00%	9.15%

Avenue International Corp.	0	0	$150,000	$0	37,500	37,500	0.00%	1.46%

Partam Properties (1993) Ltd.	0	0	$200,000	$0	50,000	50,000	0.00%	1.95%

Andrew Rosen	0	0	$0	$25,000	6,250	6,250	0.00%	0.24%

Petty & Chris Conway	0	0	$0	$25,000	6,250	6,250	0.00%	0.24%

Reservation for ESOP	0	0	$0	$0	0	0	0.00%	0.00%

Evolution Venture Capital Fund I (Israel) LP	0	0	$0	$0	0	0	0.00%	0.00%

Evolution Venture Capital Fund I (Exempt) LP	0	0	$0	$0	0	0	0.00%	0.00%

TOTAL	2,007,800	383,600	$515,944	$194,000	177,486	2,568,886	100%	100%

[_______] proxy to Joel Ovil
[_______] proxy to Hilla Ovil-Brenner

Schedule 3.2(d)-I-4

Exhibit 10.3

SCHEDULE 3.2(6)-II

CAPITALIZATION TABLE

	Post First Closing

Shareholder.	Common stock	Series A convertible preferred stock	Series B convertible preferred stock	Total Shares	Options	Warrants to purchase shares at $1.00 per share	Total	% Shares	% Fully Diluted

Liran Brenner	82,900	0	0	82,900	273,698	0	356,598	2.62%	7.58%

Hilla Ovil-Brenner	82,900	0	0	82,900	273,698	0	356,598	2.62%	7.58%

Joel Ovil	58,500	53,100	6,200	117,800	0	1,750	119,550	3.72%	2.54%

Lea Ovil	58,500	53,000	6,200	117,700	0	1,750	119,450	3.72%	2.54%

Michael Hartman*	15,000	0	0	15,000	0	0	15,000	0.47%	0.32%

Tara Hartman*	15,000	0	0	15,000	0	0	15,000	0.47%	0.32%

Nadine Nelson	7,500	0	0	7,500	0	0	7,500	0.24%	0.16%

Simone Dell	7,500	0	0	7,500	0	0	7,500	0.24%	0.16%

Persa Morris	4,500	0	0	4,500	0	0	4,500	0.14%	0.10%

2003 ESOP	600	0	0	600	13,800	0	14,400	0.02%	0.31%

Nitzan Gadot*	0	0	0	0	6,000	0	6,000	0.00%	0.13%

Yechiel Kimhi**	0	0	0	0	6,000	0	6,000	0.00%	0.13%

Schedule 3.2(6)-II-1

	Post First Closing

Shareholder.	Common stock	Series A convertible preferred stock	Series B convertible preferred stock	Total Shares	Options	Warrants to purchase shares at $1.00 per share	Total	% Shares	% Fully Diluted

D.N.L.U. Trustees Ltd.	0	0	0	0	3,100	0	3,100	0.00%	0.07%

FBC & Co.	0	0	0	0	11,500	0	11,500	0.00%	0.24%

Runway Ltd.	0	152,400	10,629	163,029	0	3,000	166,029	5.15%	3.53%

Netivim Ltd.	0	70,100	3,543	73,643	0	1,000	74,643	2.32%	1.59%

Aaron Nahumi	0	70,100	5,314	75,414	0	1,500	76,914	2.38%	1.64%

David Aber	0	37,200	0	37,200	0	0	37,200	1.17%	0.79%

Lucian Ventures, Inc.	0	205,500	92,833	298,333	0	14,000	312,333	9.42%	6.64%

Chen Zur	0	140,500	9,743	150,243	0	500	150,743	4.74%	3.21%

Shani Levona Nechasim Ltd.	0	32,000	4,825	36,825	0	1,362	38,186	1.16%	0.81%

Kaedan Investments Ltd.	0	56,200	20,826	77,026	0	1,750	78,776	2.43%	1.67%

G.K. Capital Ltd.	0	56,200	14,172	70,372	0	1,750	72,122	2.22%	1.53%

Gideon Michonik	0	56,200	19,055	75,255	0	1,250	76,505	2.38%	1.63%

Shabtai Nunel	0	56,200	4,429	60,629	0	1,250	61,879	1.91%	1.32%

Yair Goldfinger	0	175,600	67,844	243,444	0	6,250	249,694	7.68%	5.31%

Schedule 3.2(6)-II-2

	Post First Closing

Shareholder.	Common stock	Series A convertible preferred stock	Series B convertible preferred stock	Total Shares	Options	Warrants to purchase shares at $1.00 per share	Total	% Shares	% Fully Diluted

Atom Corp.	0	51,700	24,612	76,312	0	9,045	85,357	2.41%	1.81%

Robert Gladstone	0	51,700	18,678	70,378	0	7,370	77,747	2.22%	1.65%

Roger Gladstone	0	51,700	24,612	76,312	0	9,045	85,357	2.41%	1.81%

David Nussbaum	0	51,700	4,413	56,113	0	0	56,113	1.77%	1.19%

BRMR, LLC	0	51,700	13,455	65,155	0	0	65,155	2.06%	1.39%

Ted Struhl	0	51,700	24,612	76,312	0	9,045	85,357	2.41%	1.81%

Dalewood Assoc.	0	51,700	14,314	66,014	0	2,795	68,809	2.08%	1.46%

Marc Thalheim	0	10,300	2,412	12,712	0	433	13,145	0.40%	0.28%

Lindsay Thalheim	0	10,300	2,412	12,712	0	433	13,145	0.40%	0.28%

David Thalheim	0	31,100	7,254	38,354	0	1,298	39,653	1.21%	0.84%

Zeevi Aber	0	12,400	0	12,400	0	0	12,400	0.39%	0.26%

Fire Guarantee Ltd.	0	13,900	0	13,900	0	0	13,900	0.44%	0.30%

Alex Hilman Holdings Ltd.	0	20,700	5,002	25,702	0	913	26,615	0.81%	0.57%

2006 ESOP	0	0	0	0	235,000	0	235,000	0.00%	5.00%

Schedule 3.2(6)-II-3

	Post First Closing

Shareholder.	Common stock	Series A convertible preferred stock	Series B convertible preferred stock	Total Shares	Options	Warrants to purchase shares at $1.00 per share	Total	% Shares	% Fully Diluted

Avenue International Corp.	0	0	132,861	132,861	0	37,500	170,361	4.19%	3.62%

Partam Properties (1993) Ltd.	0	0	177,148	177,146	0	50,000	227,148	5.59%	4.83%

Andrew Rosen	0	0	22,143	22,143	0	6,250	28,393	0.70%	0.60%

Petty & Chris Conway	0	0	22,143	22,143	0	6,250	28,393	0.70%	0.60%

Reservation for ESOP	0	0	0	0	534,897	0	534,897	0.00%	11.37%

Evolution Venture Capital Fund I (Israel) LP	0	0	239,150	239,150	0	0	239,150	7.55%	5.08%

Evolution Venture Capital Fund I (Exempt) LP	0	0	159,433	159,433	0	0	159,433	5.03%	3.39%

TOTAL	332,900	1,674,900	1,160,269	3,168,063	1,357,693	177,486	4,703,248	100%	100%

[_______] proxy to Joel Ovil
[_______] proxy to Hilla Ovil-Brenner

Schedule 3.2(6)-II-4

Exhibit 10.3

SCHEDULE 3.2(d) – III

CAPITALIZATION TABLE

	Post Second Closing

Shareholder	Common stock	Series A convertible preferred stock	Series B convertible preferred stock	Total Shares	Options	Warrants to purchase shares at $1.00 per share	Total	% Shares	% Fully Diluted

Liran Brenner	82,900	0	0	82,900	273,693	0	356,598	2.30%	6.93%

Hilla Ovil-Brenner	82,900	0	0	82,900	273,698	0	356,598	2.30%	6.93%

Joel Ovil	58,500	53,100	6,200	117,800	0	1,750	113,550	3.26%	2.32%

Lea Ovil	58,500	53,000	6,200	117,700	0	1,750	119,450	3.26%	2.32%

Michael Hartman*	15,000	0	0	15,000	0	0	15,000	0.42%	0.29%

Tara Hartman*	15,000	0	0	15,000	0	0	15,000	0.42%	0.29%

Nadine Nelson	7,500	0	0	7,500	0	0	7,500	0.21%	0.15%

Simone Dell	7,500	0	0	7,500	0	0	7,500	0.21%	0.15%

Persa Morris	4,500	0	0	4,500	0	0	4,500	0.12%	0.09%

2003 ESOP	600	0	0	600	13,800	0	14,400	0.02%	0.28%

Nitzan Gadot*	0	0	0	0	6,000	0	6,000	0.00%	0.12%

Yechiel Kimhi**	0	0	0	0	6,000	0	6,000	0.00%	0.12%

Schedule 3.2(d)-III-1

	Post Second Closing

Shareholder	Common stock	Series A convertible preferred stock	Series B convertible preferred stock	Total Shares	Options	Warrants to purchase shares at $1.00 per share	Total	% Shares	% Fully Diluted

D.N.L.U. Trustees Ltd.	0	0	0	0	3,100	0	3,100	0.00%	0.06%

FBC & Co.	0	0	0	0	11,500	0	11,500	0.00%	0.22%

Runway Ltd.	0	152,400	10,629	163,029	0	3,000	166,029	4.51%	3.23%

Netivim Ltd.	0	70,100	3,543	73,643	0	1,000	74,643	2.04%	1.45%

Aaron Nahumi	0	70,100	5,314	75,414	0	1,500	76,914	2.09%	1.49%

David Aber	0	37,200	0	37,200	0	0	37,200	1.03%	0.72%

Lucian Ventures, Inc.	0	205,500	124,843	330,343	0	14,000	344,343	9.15%	6.69%

Chen Zur	0	140,500	16,386	156,886	0	500	157,386	4.34%	3.06%

Shani Levona Nechasim Ltd.	0	32,000	4,825	36,825	0	1,362	38,186	1.02%	0.74%

Kaedan Investments Ltd.	0	56,200	29,581	85,781	0	1,750	87,531	2.38%	1.70%

G.K. Capital Ltd.	0	55,200	20,815	77,015	0	1,750	78,765	2.13%	1.53%

Gideon Michonik	0	56,200	27,809	84,009	0	1,250	85,259	2.33%	1.66%

Shabtai Nunel	0	56,200	4,429	60,629	0	1,250	61,879	1.68%	1.20%

Yair Goldfinger	0	175,600	95,197	270,797	0	6,250	277,047	7.50%	5.38%

Schedule 3.2(d)-III-2

	Post Second Closing

Shareholder	Common stock	Series A convertible preferred stock	Series B convertible preferred stock	Total Shares	Options	Warrants to purchase shares at $1.00 per share	Total	% Shares	% Fully Diluted

Atom Corp.	0	51,700	24,612	76,312	0	9,045	85,357	2.11%	1.66%

Robert Gladstone	0	51,700	18,678	70,378	0	7,370	77,747	1.95%	1.51%

Roger Gladstone	0	51,700	24,612	76,312	0	9,045	85,357	2.11%	1.66%

David Nussbaum	0	51,700	8,091	59,791	0	0	59,791	1.66%	1.16%

BRMR, LLC	0	51,700	21,508	73,208	0	0	73,208	2.03%	1.42%

Ted Struhl	0	51,700	24,612	76,312	0	9,045	85,357	2.11%	1.66%

Dalewood Assoc.	0	51,700	17,992	69,692	0	2,795	72,486	1.93%	1.41%

Marc Thalheim	0	10,300	3,145	13,445	0	433	13,878	0.37%	0.27%

Lindsay Thalheim	0	10,300	3,145	13,445	0	433	13,878	0.37%	0.27%

David Thalheim	0	31,100	9,467	40,567	0	1,298	41,865	1.12%	0.81%

Zeevi Aber	0	12,400	0	12,400	0	0	12,400	0.34%	0.24%

Fire Guarantee Ltd.	0	13,900	0	13,900	0	0	13,900	0.38%	0.27%

Alex Hilman Holdings Ltd.	0	20,700	6,474	27,174	0	913	28,087	0.75%	0.55%

2006 ESOP	0	0	0	0	235,000	0	235,000	0.00%	4.57%

Schedule 3.2(d)-III-3

	Post Second Closing

Shareholder	Common stock	Series A convertible preferred stock	Series B convertible preferred stock	Total Shares	Options	Warrants to purchase shares at $1.00 per share	Total	% Shares	% Fully Diluted

Avenue International Corp.	0	0	132,861	132,861	0	37,500	170,361	3.68%	3.31%

Partam Properties (1993) Ltd.	0	0	177,148	177,148	0	50,000	227,148	4.91%	4.41%

Andrew Rosen	0	0	22,143	22,143	0	6,250	28,393	0.61%	0.55%

Petty & Chris Conway	0	0	22,143	22,143	0	6,250	28,393	0.61%	0.55%

Reservation for ESOP	0	0	0	0	534,897	0	534,897	0.00%	10.39%

Evolution Venture Capital Fund I (Israel) LP			438,441	438,441	0	0	438,441	12.14%	8.52%

Evolution Venture Capital Fund I (Exempt) LP	0	0	292,294	292,294	0	0	292,294	8.09%	5.68%

TOTAL	332,900	1,674,900	1,803,139	3,610,939	1,357,693	177,486	5,146,118	100%	100%

[_______] proxy to Joel Ovil
[_______] proxy to Hilla Ovil-Brenner

Schedule 3.2(d)-III-4

Exhibit 10.3

SCHEDULE 3.2(d) –IV

CAPITALIZATION TABLE

	Post Third Closing
Shareholder	Common Stock	Series A convertible preferred stock	Series B convertible preferred stock	Total Shares	Options	Warrants to purchase shares at $1.00 per share	Total	% Shares	% Fully Diluted

Liran Brenner	32,900	0	0	82,900	273,698	0	356,593	1.88%	6.00%

Hilla Ovil-Brenner	82,900	0	0	82,900	273,698	0	356,598	1.88%	6.00%

Joel Ovil	58,500	53,100	6,200	117,800	0	1,750	119,550	2.67%	2.01%

Lea Ovil	58,500	53,000	6,200	117,700	0	1,750	119,450	2.67%	2.01%

Michael Hartman*	15,000	0	0	15,000	0	0	15,000	0.34%	0.25%

Tara Hartman*	15,000	0	0	15,000	0	0	15,000	0.34%	0.25%

Nadine Nelson	7,500	0	0	7,500	0	0	7,500	0.17%	0.13%

Simone Dell	7,500	0	0	7,500	0	0	7,500	0.17%	0.13%

Persa Morris	4,500	0	0	4,500	0	0	4,500	0.10%	0.08%

2003 ESOP	600	0	0	600	13,800	0	14,400	0.01%	0.24%

Nitzan Gadot*	0	0	0	0	6,000	0	6,000	0.00%	0.10%

Yechiel Kimhi**	0	0	0	0	6,000	0	6,000	0.00%	0.10%

D.N.L.U. Trustees Ltd.	0	0	0	0	3,100	0	3,100	0.00%	0.05%

FBC & Co.	0	0	0	0	11,500	0	11,500	0.00%	0.19%

Schedule 3.2(d)-IV-1

Runway Ltd.	0	152,400	10,629	163,029	0	3,000	166,029	3.70%	2.79%

Netivim Ltd.	0	70,100	3,543	73,643	0	1,000	74,643	1.67%	1.26%

Aaron Nahumi	0	70,100	5,314	75,414	0	1.500	76,914	1.71%	1.29%

David Aber	0	37,200	0	37,200	0	0	37,200	0.84%	0.63%

Lucian Ventures, Inc.	0	205,500	182,462	387,962	0	14,000	401,962	8.80%	6.76%

Chen Zur	0	140,500	28,344	168,844	0	500	169,344	3.83%	2.85%

Shani Levona Nechasim Ltd.	0	32.000	4,825	36,825	0	1,362	38,186	0.84%	0.64%

Kaedan Investments Ltd.	0	56,200	45,338	101,538	0	1.750	103,288	2.30%	1.74%

G.K. Capital Ltd.	0	56,200	32,772	38,972	0	1,750	90,722	2.02%	1.53%

Gideon Michonik	0	56,200	43,567	99,767	0	1,250	101,017	2.26%	1.70%

Shabtai Nunel	0	56,200	4,429	60,629	0	1,250	61,879	1.38%	1.04%

Yair Goldfinger	0	175,600	144,433	320,033	0	6,250	326,283	7.26%	5.49%

Atom Corp.	0	51,700	24,612	76,312	0	9,045	85,357	1.73%	1.44%

Robert Gladstone	0	51,700	18,678	70,378	0	7,370	77,747	1.60%	1.31%

Roger Gladstone	0	51,700	24,612	76,312	0	9,045	85,357	1.73%	1.44%

David Nussbaum	0	51,700	14,711	66,411	0	0	66,411	1.51%	1.12%

BRMR, LLC	0	51,700	36,004	87,704	0	0	87,704	1.99%	1.48%

Ted Struhl	0	51,700	24,612	76,312	0	9,045	85,357	1.73%	1.44%

Schedule 3.2(d)-IV-2

Dalewood Assoc.	0	51,700	24,612	76,312	0	2,795	79,106	1.73%	1.33%

Marc Thalheim	0	10,300	4,464	14,764	0	433	15,197	0.33%	0.26%

Lindsay Thalheim	0	10,300	4,464	14,764	0	433	15,197	0.33%	0.26%

David Thalheim	0	31,100	13,449	44,549	0	1,298	45,847	1.01%	0.77%

Zeevi Aber	0	12,400	0	12,400	0	0	12,400	0.28%	0.21%

Fire Guarantee Ltd.	0	13,900	0	13,900	0	0	13,900	0.32%	0.23%

Alex Hilman Holdings Ltd.	0	20,700	9,125	29,825	0	913	30,738	0.68%	0.52%

2006 ESOP	0	0	0	0	235,000	0	235,000	0.00%	3.95%

Avenue International Corp.	0	0	132,861	132,861	0	37,500	170,361	3.01%	2.87%

Partam Properties (1993) Ltd.	0	0	177,148	177,148	0	50,000	227,148	4.02%	3.82%

Andrew Rosen	0	0	22,143	22,143	0	6,250	28,393	0.50%	0.48%

Petty & Chris Conway	0	0	22,143	22,143	0	6,250	28,393	0.50%	0.48%

Reservation for ESOP	0	0	0	0	534,897	0	534,897	0.00%	9.00%

Evolution Venture Capital Fund I (Israel) LP	0	0	797,166	797,166	0	0	797,166	18.08%	13.41	%o

Evolution Venture Capital Fund I (Exempt) LP	0	0	531,444	531,444	0	0	531,444	12.06%	8.94%

TOTAL	332,900	1,674,900	2,400,305	4,408,105	1,357,693	177,486	5,943,284	100%	100%

[_______] proxy to Joel Ovil
[_______] proxy to Hilla Ovil-Brenner

Schedule 3.2(d)-IV-3

Exhibit 10.3

SCHEDULE 3.8

LIST OF TRADEMARK APPLICATIONS

(1)	WHITESMOKE - filed with the USPTO

Serial Number:  78954925 Assignment Information

Registration Number:  (NOT AVAILABLE)

Mark

WHITESMOKE

(words only):  WHITESMOKE

Standard Character claim:  Yes

Current Status:  Newly filed application, not yet assigned to an examining attorney.

Date of Status:  2006-08-28

Filing Date:  2006-08-17

Transformed into a National Application:  No

Registration Date:  (DATE NOT AVAILABLE)

Register:  Principal

Law Office Assigned:  (NOT AVAILABLE)

If you are the applicant or applicant’s attorney and have questions about this file, please contact the Trademark Assistance Center at TrademarlcAssistanceCenter@uspto.gov

Current Location:  042 -New Application Processing

Date In Location:  2006-08-28

Schedule 3.8-1

LAST APPLICANT(S)/OWNER(S) OF RECORD

1.           WhiteSmoke, Inc.

Address:
WhiteSmoke, Inc.
The Brandywine Building, 17th floor 1000 West Street
Wilmington, DE 19801
United States
Legal Entity Type:  Corporation
State or Country of Incorporation:  Delaware

GOODS AND/OR SERVICES

International Class:  009
Class Status:  Active
Computer software for use in word processing, electronic mail writing and electronic instant messaging, to spell-check, grammar-check, suggest word selection, suggest alternate terminology to enrich text, and provide word-processing templates for letters, emails, legal documents, and other business and professional documents, for personalization; computer software to provide dictionary definitions, for use as a dictionary, for use as a thesaurus, and to provide access to an online medical dictionary and thesaurus; computer software to provide assistance in the preparation of on-line written dating profiles
Basis:  1(a)
First Use Date:  2003-05-31
First Use in Commerce Date:  2003-05-31

PROSECUTION HISTORY

2006-08-24 - Notice Of Pseudo Mark Mailed

2006-08-23 - New Application Entered In Tram

ATTORNEY/CORRESPONDENT INFORMATION

Attorney of Record
Michael E. Sobel, Esq.

Correspondent
MICHAEL E. SOBEL, ESQ.
SQUIRE, SANDERS & DEMPSEY L.L.P.
600 HANSEN WAY STE 100
PALO ALTO, CA 94304-1043
Phone Number.  650-856-6500
Fax Number:  650-843-8777

Domestic Representative
Michael E. Sobel, Esq.
Phone Number:  650-856-6500
Fax Number:  650-843-8777

Schedule 3.8-2

(2)	WHITESMOKE.COM - filed with the USPTO

Serial Number:  78954922 Assignment Information

Registration Number:  (NOT AVAILABLE)

Mark:

WHITESMOKE.COM

(words only):  WHITESMOKE.COM

Standard Character claim:  Yes

Current Status:  Newly filed application, not yet assigned to an examining attorney.

Date of Status:  2006-08-28

Filing Date:  2006-08-17

Transformed into a National Application:  No

Register:  Principal

Current Location:  042 -New Application Processing

Date In Location:  2006-08-28

LAST APPLICANT(S)/OWNER(S) OF RECORD

WhiteSmoke, Inc.

Address:
WhiteSmoke, Inc.
The Brandywine Building, 17th floor 1000 West Street
Wilmington, DE 19801
United States

Legal Entity Type:  Corporation

State or Country of Incorporation:  Delaware

GOODS AND/OR SERVICES

International Class:  009

Class Status:  Active

Schedule 3.8-3

Computer software for use in word processing, electronic mail writing and electronic instant messaging, to spell-check, grammar-check, suggest word selection, suggest alternate terminology to enrich text, and provide word-processing templates for letters, emails, legal documents, and other business and professional documents, for personalization; computer software to provide dictionary definitions, for use as a dictionary, for use as a thesaurus, and to provide access to an online medical dictionary and thesaurus; computer software to provide assistance in the preparation of on-line written dating profiles

Basis:  1(b)

First Use Date:  (DATE NOT AVAILABLE)

First Use in Commerce Date:  (DATE NOT AVAILABLE)

PROSECUTION HISTORY

2006-08-24 - Notice Of Pseudo Mark Mailed
2006-08-23 - New Application Entered In Tram

ATTORNEY/CORRESPONDENT INFORMATION

Attorney of Record
Michael E. Sobel, Esq.

Correspondent
MICHAEL E. SOBEL, ESQ.
SQUIRE, SANDERS & DEMPSEY L.L.P.
600 HANSEN WAY STE 100
PALO ALTO, CA 94304-1043
Phone Number:  650-856-6500
Fax Number:  650-843-8777

Domestic Representative
Michael E. Sobel, Esq.
Phone Number:  650-856-6500
Fax Number:  650-843-8777

Schedule 3.8-4

Exhibit 10.3

Tuesday, October 24, 2006	Patent Status Report by Client

Client: 62692	WHITESMOKE, INC.

Case Number/SubCase	Case Type	Status ClientReference #	App Number Pat Number	App Date IssDate	Next Action(s)	Due Date(s)
6269200002/	ORD	Published	10/613,146	03-Jul-2003	Expect Correct Filing Receipt	05-Nov-2006

Country:	United States of America		AMENDMENT/RESPONSE DUE	14-Nov-2006

Title:	METHOD AND APPARATUS FOR LANGUAGE PROCESSING	Desig: PAL	1ST EXTENSION TO RESPOND	14-Dec-2006

			2ND EXTENSION TO RESPOND	14-Jan-2007

Remarks:
CASE TRANSFERRED IN FROM BLAKELY SOKOLOFF WHO WAS WORKING WITH SANFORD T COLB & CO. ORIGINALLY OPENED FILED UNDER FINJAN (43426.63); HOWEVER, THIS MATTER WAS CLOSED AND CORRECTLY OPENED UP UNDER WHITESMOKE.
			3RD AND LAST EXTENSION TO RESP	14-Feb-2007

11/14/03 Filed Revoc of POA, new POA & Assignment w/ PTO.  RRC FOR REVOC REC'D 11/24/03.  RRC FOR ASSIGNMENT REC'D 11/25/03.  3/11/04 RESUBMITTED REVOC OF POA, NEW POA & CHANGE OF ADDRESS TO PTO; 3/19/04 RECVD RRC.  NOTICE OF ACCEPTANCE OF POWER OF ATTORNEY REC'D 4/5/04.  5/7/04 RECV'D FILING RECEIPT AND PUBLICATION NOTICE FROM BLAKELY SOKOLOFF.  FILED REQ FOR CORRECTED FR; 6/7/04 RECV'D PTO'S RESPONSE TO REQ FOR CORRECT FILING RECEIPT STATING FILING DATE OF PARENT APPLN CANNOT BE CHANGED BY THIS REQ.

Status Request RRC Rec'd 12/28/05.

SEE PCT APPLICATION 62692.3.

NATIONAL PHASE ENTERED: AUSTRALIA .7

CANADA	.8

CHINA	.9

EUROPE	.10

INDIA	.11

JAPAN	.12

Schedule 3.8-5

Exhibit 10.3

Tuesday, October 24, 2006	Patent Status Report by Client

Client: 62692	WHITESMOKE, INC.

Case Number/SubCase	Case Type	Status ClientReference #	App Number Pat Number	App Date IssDate	Next Action(s)	Due Date(s)
6269200003/	ORD	Published	PCT/US2004/021779	06-Jul-2004

Country:	Patent Cooperation Treaty

Title:	METHOD AND APPARATUS FOR LANGUAGE PROCESSING			Desig: PAL

Remarks:	BASED ON NON-PROV. APPLICATION 62692.2.

RRC REC’D 7/20/04.

NOTICE OF PRESCRIBED FEES REC'D 8.2.04.

NOTIF. RE. APPLICATION NUMBER AND FILING DATE, CORRECT DEFECTS AND NOTIF. RE, SEARCH COPY

REC'D 8/13/04.

NOTIF. RE. SEARCH COPY REC'D 8/17/04.

NOTIF. RE. RECORD COPY REC'D 9/22/04.

PUBL. APPL. REC'D 3/14/05.

NOTIF. RE. 30-MONTHS TIME LIMIT REC'D 3/25/05.

SECOND NOTICE RE. 30-MONTHS TIME LIMIT REC'D 11/10/05.

NATIONAL PHASE ENTERED: AUSTRALIA .7

CANADA .8

CHINA .9

EUROPE .10

INDIA .11

JAPAN .12

EPO Form 1201 rec’d 1/19/06.

6269200004/	PRO	Expired	60/632,728	01-Dec-2004

Country:	United States of America

Title:	METHOD AND APPARATUS FOR AUTOMATIC ENRICHMENT (AE)			Desig.: PAL

Remarks:	SEE U.S. APPLICATION 62692.5.

SEE PCT APPLICATION 62692.6.

Schedule 3.8-6

Exhibit 10.3

Tuesday, October 24, 2006	Patent Status Report by Client

Client: 62692	WHITESMOKE, INC.

Case Number/SubCase	Case Type	Status ClientReference #	App Number Pat Number	App Date IssDate	Next Action(s)	Due Date(s)

6269200005/	ORD	Pending	11/164,685	01-Dec-2005	Projected Publication	02-Nov-2006

Country:	United States of America				Application Status Check	01-Jun-2007

Title:	SYSTEM AND METHOD FOR AUTOMATIC ENRICHMENT OF DOCUMENTS			Desig: PAL

Remarks:	see 62692.6

FILED ELECTRONICALLY BY A. WININGER 12/1/05.

Request for status filed 3/22/200.6.

Notice of recordation received 7/L1/2006.

Updated filing receipt received 7/28/2006.

Request for corrected filing receipt filed 8/21/2006.

Corrected filing receipt received 8/28/2006.

Information disclosure statement filed 10/3/2006.

6269200006/	ORD	Published	PCT/US2005/043996	01-Dec-2005	Examination Report from PCT	01-Mar-2007

Country:	Patent Cooperation Treaty				National Phase Due – 3 mo	01-Mar-2007

Title:	SYSTEM AND METHOD FOR AUTOMATIC ENRICHMENT OF DOCUMENTS			Desig.: PAL	National Phase Due – 2 mo	01-Apr-2007
					National Phase Due – 1 mo	01-May-2007

					Chapter II Due (Nat’l Filing)	01-Jun-2007
Remarks:	BASED ON PROV. APPLICATION 62692.4

PCT/IB/301 and Invitation to Correct Priority Claim rec'd 4/11/06.

Petition to Correct Priority Claim filed 4/4/06.

Decision on Petition and PCT/RO/105 rec'd 6/22/06. (Decision granted to correct filing date).

Communication in Cases for Which No Other Form is Applicable rec'd 7/10/06.

PCT/IB/304 rec'd 7/24/06.

PCT/IB/308 (1st notice) rec'd 9/8/06.

PCT/IB/311 (International Publication) rec'd/ 9/8/06.

Schedule 3.8-7

Exhibit 10.3

Tuesday, October 24, 2006	Patent Status Report by Client

Client: 62692	WHITESMOKE, INC.

Case Number/SubCase	Case Type	Status Client Reference #	App Number Pat Number	App Date IssDate	Next Action(s)	Due Date(s)
6269200007/	ORD	Pending	2004269650	06-Jul-2004	Request Examination	06-Jul-2009

Country:	Australia

Title:	METHOD AND APPARATUS FOR LANGUAGE PROCESSING			Desig: PAL

Remarks:	BASED ON PCT/US2004/021779 (.3) AND US 10/613,146 (.2)

Application filed per FA's ltr of 1/3/06.

NATIONAL PHASE ENTERED: AU .7

CA .8

CN .9

EP .10

IN .11

JP .12

Filing report rec'd 1/18/06.

6269200008/	ORD	Pending	2,530,812	06-Jul-2004	ANNUITY DUE	06-Jul-2007

Country:		Canada			Deferred Exam	06-Jul-2009

Title:	METHOD AND APPARATUS FOR LANGUAGE PROCESSING			Desig.: PAL

Remarks:	BASED ON PCT/US2004/021779 (.3) AND US 10/613,146 (.2)

National Phase entered 12/28/05.

NATIONAL PHASE ENTERED: AU.7

CA 8

CN 9

EP .10

IN .11

JP .12

Filing receipt rec'd 3/17/06.

Assignment filed per FA's ltr of 3/14/06. Assignment registration dated 5/1/06 rec'd 5/19/06.

Schedule 3.8-8

Exhibit 10.3
Tuesday, October 24, 2006	Patent Status Report by Client

Client: 62692	WHITESMOKE, INC.

Case Number/SubCase	Case Type	Status ClientReference #	App Number Pat Number	App Date IssDate	Next Action(s)	Due Date(s)
6269200009/	PCT	Pending	200480019125.3	06-Jul-2004	STATUS CHECK	13-Jun-2008

Country:	China (Peoples Republic)

Title:	METHOD AND APPARATUS FOR LANGUAGE PROCESSING			Desig: PAL

Remarks:	BASED ON PCTAJS2004/021779 (.3) AND US 10/613,146 (.2)

FA confirmation of receipt of filing instructions rec'd 12/21/05.

NATIONAL PHASE ENTERED: AU .7

CA .8

CN .9

EP .10

IN .11

JP .12

Application filed 1/4/06.

POA filed 2/13/06.

Request exam filed 6/13/06.

6269200010/	ORD	Published	04756741.7	06-Jul-2004	ANNUITY DUE	06-Jul-2007

Country:	European Patent Convention				Application Status Check	06-Jul-2007

Title:	METHOD AND APPARATUS FOR LANGUAGE PROCESSING			Desig.: PAL

Remarks:	BASED ON PCT/US2004/021779 (.3) AND US 10/613,146 (.2)

NATIONAL PHASE ENTERED: AU .7

CA .8

CN .9

EP .10

IN .11

JP .12

Application filed 1/11/06.

Notification from EPO re publication of bibliographic data rec'd 3/3/06.

Schedule 3.8-9

Exhibit 10.3

Tuesday, October 24, 2006	Patent Status Report by Client

Client: 62692	WHITESMOKE, INC.

Case Number/SubCase	Case Type	Status ClientReference #	App Number Pat Number	App Date IssDate	Next Action(s)	Due Date(s)
6269200011/	ORD	Pending	00009/MUMNP/2006	06-Jul-2004	STATUS CHECK	05-Jun-2007

Country:	India

Title:	METHOD AND APPARATUS FOR LANGUAGE PROCESSING			Desig: PAL

Remarks:	BASED ON PCT/US2004/021779 (.3) AND US 10/613,146 (.2)

Application filed per FA's ltr of 12/30/05.

NATIONAL PHASE ENTERED: AU .7

CA .8

CN .9

EP .10

IN .11

JP .12

Filing receipt rec'd 1/27/06.

FA confirmation of filing of Form 1, POA and Form 3 rec'd 3/29/06.

Exam requested per FA's letter of 6/5/06.

6269200012/	ORD	Pending	2006-517859	06-Jul-2004	Deferred Exam	06-Jul-2007

Country:	Japan

Title:	METHOD AND APPARATUS FOR LANGUAGE PROCESSING			Desig.: PAL

Remarks:	BASED ON PCT/US2004/021779 (.3) AND US 10/613,146 (.2)

NATIONAL PHASE ENTERED: AU .7

CA .8

CN .9

EP .10

IN .11

JP .12

Notification of Identification No. rec'd 1/17/06.

Translation filed 2/17/06.

Filing Receipt rec'd 5/12/06.

Schedule 3.8-10

Exhibit 10.3

SCHEDULE 7.1

LIST OF PREVIOUS INVESTORS WHO CONVERT
THEIR SHARES OF COMMON STOCK INTO
SHARES OF SERIES A PREFERRED STOCK

Shareholder	Common stock	Series A convertible preferred stock

Joel Ovil	53,100	53,100

Lea Ovil	53,000	53,000

Runway Ltd.	152,400	152,400

Netivim Ltd.	70,100	70,100

Aaron Nahumi	70,100	70,100

David Aber	37,200	37,200

Lucian Ventures, Inc.	205,500	205,500

Chen Zur	140,500	140,500

Shani Levona Nechasim Ltd.	32,000	32,000

Kaedan Investments Ltd.	56,200	56,200

G.K. Capital Ltd.	56,200	56,200

Gideon Michonik	56,200	56,200

Shabtai Nuriel	56,200	56,200

Yair Goldfinger	175,600	175,600

Atom Corp.	51,700	51,700

Robert Gladstone	51,700	51,700

Roger Gladstone	51,700	51,700

David Nussbaum	51,700	51,700

BRMR, LLC	51,700	51,700

Ted Struhl	51,700	51,700

Dalewood Assoc.	51,700	51,700

Marc Thalheim	10,300	10,300

Lindsay Thalheim	10,300	10,300

David Thalheim	31,100	31,100

Zeevi Aber	12,400	12,400

Fire Guarantee Ltd.	13,900	13,900

Alex Hilman Holdings Ltd.	20,700	20,700

TOTAL	1,674,900	1,674,900

Schedule 7.1-1

Exhibit 10.3

EXHIBIT A-1

FIRST MILESTONE

The First Milestone means the date within 9 months from the Closing in which all of the following has been achieved by the Company:

•
Update to the grammar tool that will include:  (1) a new implemented classifier and parser, (2) at least 4 of the 6 contemplated new features listed below, and (3) debugging of most current “false positives”

•	Recruit a qualified executive satisfactory to the Investors who will be responsible for structuring the organization of the Company and for deal closing

•	Obtain an average of authorized sales of $135,000 per month for a period of at least 3 months, while maintaining an ROI of at least 1.8.

•	Complete infra structure for collecting sales and user related data.

New Features:

1.	Preposition

2.	Adjective-adverb misused

3.	Hyphenated word

4.	Questions

5.	Adding pronoun to noun

6.	Contextual spelling

A-1-1

Exhibit 10.3

EXHIBIT A-2

SECOND MILESTONE

The Second Milestone means the date within 12 months from the Closing in which all of the following has been achieved by the Company:

•	Obtain an average of authorized sales of $200,000 per month for a period of at least 3 months

•
Be breakeven/profitable for at least 3 consecutive months, provided that this milestone will be reviewed in light of any changes in the Company’s working plan that might change the length of time necessary for the Company to reach such milestone (it is being understood that pursuing partnership deals with large international partners and delivering the product as freeware in certain defined market segments are included in the Company’s current business plan), and any material expenses which are not included in the Company’s current business plan and are not included in the Company’s revised financial forecast (to be provided upon Closing) but will be approved in writing and in advance by Evolution shall not be counted for the purpose of achieving this milestone.

A-2-1

Exhibit 10.3

EXHIBIT B

FORM OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

B-2

AMENDED AND RESTATED CERTIFICATE
OF INCORPORATION OF WHITESMOKE, INC.

The undersigned, Hilla Ovil Brenner and Liran Brenner, hereby certify that:

1.           They are the duly elected and acting President and Secretary, respectively, of WhiteSmoke, Inc., a Delaware corporation.

2.           The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on February 8, 2002 and amendments thereto were filed on (i) April 30, 2003, (ii) June 24, 2003, (iii) September 9, 2003, and (iv) February 8, 2006.

3.           The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE I

“The name of this corporation is WhiteSmoke, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is l13 Barksdale Professional Center, Newark, DE 19711.  The name of its registered agent at such address is Delaware Intercorp, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation.

ARTICLE IV

(A)           Classes of Stock.  The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares which the Corporation is authorized to issue is ten million seventy five thousand two hundred and five (10,075,205) shares, each with a par value of $0.01 per share.  Six million (6,000,000) shares shall be Common Stock and four million seventy five thousand two hundred and five (4,075,205) shares shall be Preferred Stock.

(B)           Rights, Preferences and Restrictions of Preferred Stock.  The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation (the “Restated Certificate”) may be issued from time to time in one or more series.  One million six hundred seventy four thousand nine hundred (1,674,900) shares of Preferred Stock shall be designated “Series A Preferred Stock”; and two million four hundred thousand three hundred and five (2,400,305) shares of Preferred Stock shall be designated “Series B Preferred Stock”.  The rights, preferences, privileges, and restrictions granted to and imposed on the Series A and Series B Preferred Stock are as set forth below in this Article IV(B).  The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such Series And the designation thereof, or of any of them.

Schedule 3.8-3

1.           Dividend Provisions.  The holders of shares of Series B Preferred Stock shall be entitled to receive cumulative dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation, provided that an adjustment to the respective Conversion Price (as defined below) of such other securities or rights has been made in accordance with Section 4(d)(ii) below) on the Series A Preferred Stock or the Common Stock of the Corporation, at the rate of 8% per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series B Preferred Stock, when, as and if declared by the Board of Directors.  Such dividend shall accrue on each share of Series B Preferred Stock from its original issuance and shall accrue from day to day whether or not earned or declared.  After payment of such dividends, any additional dividends shall be distributed among the holders of Series B, Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Preferred Stock into Common Stock).

2.            Liquidation.

(a)           Series B Preferred Stock Preference.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred Stock and the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $1.1294 per share (the “Series B Price Per Share”) (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series B Preferred Stock then held by them, plus any accrued and any declared and unpaid dividends (the “B Preference Amount”).  If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full B Preference Amount, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

Schedule 3.8-4

(b)           Series A Preferred Stock Preference.  Following the payment in full of the B Preference Amount and subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $0.6445 per share (the “Series A Price Per Share”) (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series A Preferred Stock then held by them, plus any declared and unpaid dividends (the “A Preference Amount”).  If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full A Preference Amount, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(c)           Remaining Assets.  Upon the completion of the distribution required by Sections 2(a) and 2(b) above and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Series A and Series B Preferred Stock and the holders of Common Stock pro rata based on the number of shares of Common Stock held by each such holder (assuming conversion of all such Series A and Series B Preferred Stock into Common Stock.) until (i) with respect to the holders of Series B Preferred Stock, such holders shall have received the higher of (a) an aggregate amount per share of $3.3870 (as adjusted for stock splits, stock dividends, reclassification and the like) then held by them (including amounts paid pursuant to Section 2(a) above) or (b) the amount they would receive in Common Stock on an as if converted basis without taking into account the B Preference Amount, and (ii) with respect to the holders of Series A Preferred Stock, such holders shall have received the higher of (x) an aggregate amount per share of $1.9335 (as adjusted for stock splits, stock dividends, reclassification and the like) then held by them (including amounts paid pursuant to Section 2(b) above) or (y) the amount they would receive in Common Stock on an as if converted basis without taking into account the B Preference Amount and the A Preference Amount; thereafter, subject to the rights of series of Preferred Stock that may from time to time come into existence, if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall receive all of the remaining assets of the Corporation pro rata based on the number of shares of Common Stock held by each holder.

(d)           Certain Acquisitions.

(i)           Deemed Liquidation.  For purposes of this Section 2, a liquidation, dissolution, or winding up of the Corporation shall be deemed to occur if the Corporation shall sell, grant exclusive license, convey, or otherwise dispose of all or a significant portion of its property (or intellectual property) or business, reverse merger of the Corporation’s shares into a publicly traded corporation or merge with or into or consolidate with any other corporation, limited liability company or other entity (other than a wholly owned subsidiary of the Corporation)(any such transaction, a “Liquidation Transaction”), provided that none of the following shall be considered a Liquidation Transaction:  (i) a merger effected exclusively for the purpose of changing the domicile of the Corporation, or (ii) an equity financing in which the Corporation is the surviving corporation,.

Schedule 3.8-5

(ii)           Valuation of Consideration.  In the event of a deemed liquidation as described in Section 2(c)(i) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value.  Any securities shall be valued as follows:

(A)           Securities not subject to investment letter or other similar restrictions on free marketability:

(1)           If traded on a securities exchange or The Nasdaq Stock Market (“Nasdaq”), the value shall be based on a formula approved by the Board of Directors and derived from the closing prices of the securities on such exchange or Nasdaq over a specified time period;

(2)           If actively traded over the counter, the value shall be based on a formula approved by the Board of Directors and derived from the closing bid or sales prices (whichever is applicable) of such securities over a specified time period; and

(3)           If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B)           The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Section 2(c)(ii)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

Schedule 3.8-6

(iii)           Notice of Liquidation Transaction.  The Corporation shall give each holder of record of Series A or Series B Preferred Stock written notice of any impending Liquidation Transaction not later than 10 days prior to the stockholders’ meeting called to approve such Liquidation Transaction, or 10 days prior to the closing of such Liquidation Transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such Liquidation Transaction.  The first of such notices shall describe the material terms and conditions of the impending Liquidation Transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes.  Unless such notice requirements are waived, the Liquidation Transaction shall not take place sooner than 10 days after the Corporation has given the first notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein.  Notwithstanding the other provisions of these Restated Articles of Incorporation, all notice periods or requirements in these Restated Articles of Incorporation may be shortened or waived, either before or after the action for which notice is required, upon the written consent of the holders of a majority of the voting power of the outstanding shares of Preferred Stock that are entitled to such notice rights.

(iv)           Effect of Noncompliance.  In the event the requirements of this Section 2(d) are not complied with, the Corporation shall forthwith either cause the closing of the Liquidation Transaction to be postponed until the requirements of this Section 2 have been complied with, or cancel such Liquidation Transaction, in which event the rights, preferences, privileges and restrictions of the holders of Series A and Series B Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Section 2(d)(iii).

3.           Redemption.  The Preferred Stock is not redeemable.

4.           Conversion.  The holders of the Series A and Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)           Right to Convert.  Subject to Section 4(c), each share of Series A and Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Price Per Share for such shares by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.  The initial Conversion Price per share shall be the Series A Price Per Share for shares of Series A Preferred Stock and the Series B Price Per Share for shares of Series B Preferred Stock.  Such initial Conversion Prices shall be subject to adjustment as set forth in Section 4(d) below.

Schedule 3.8-7

(b)           Automatic Conversion.  Each share of Series A or Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), reflecting a valuation of the Corporation of at least $50 million and which results in aggregate cash proceeds to the Corporation of not less than $10,000,000 (net of underwriting discounts end commissions) (a “Qualified IPO”) or (ii) the date specified by written consent or agreement of the holders of seventy five percent (75%) of the then outstanding shares of Series B Preferred Stock.

(c)           Mechanics of Conversion.  Before any holder of Series A or Series B Preferred Stock shall be entitled to convert such Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.  If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event any persons entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d)           Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations.  The Conversion Price of the Series A and Series B Preferred Stock shall be subject to adjustment from time to time as follows:

(i)           Issuance of Additional Stock below Purchase Price.  If the Corporation should issue, at any time after the date upon which any shares of Series A or Series B Preferred Stock were first issued (the “Purchase Date” with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(d)(i), unless otherwise provided in this Section 4(d)(i).

Schedule 3.8-8

(A)           Adjustment Formula.  Whenever the Conversion Price is adjusted pursuant to this Section (4)(d)(i), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the “Outstanding Common”) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock.  For purposes of the foregoing calculation, the term “Outstanding Common” shall include shares of Common Stock deemed issued pursuant to Section 4(d)(i)(F) below.

(B)           Definition of “Additional Stock”.  For purposes of this Section 4(d)(i), “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(F)) by the Corporation after the Purchase Date) other than:

(1)           Common Stock issued pursuant to stock  dividends, stock splits or similar transactions, as described in Section 4(d)(ii) hereof;

(2)           Shares of Common Stock issued or issuable to employees, consultants or directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation;

(3)           Shares of Common Stock issued or issuable upon conversion of the Series A, or Series B Preferred Stock;

(4)           Shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Series A and Series B Preferred Stock will be converted to Common Stock;

(5)           Shares of Common Stock issued or issuable with the affirmative vote of at least a majority of the then outstanding shares of Series B Preferred Stock, voting together as a class.

Schedule 3.8-9

(C)           No Fractional Adjustments.  No adjustment of the Conversion Price for the Series A or Series B Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

(D)           Determination of Consideration.  In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.  In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E)           Deemed Issuances of Common Stock.  In the case f the issuance (whether before, on or after the applicable Purchase Date) of securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the “Common Stock Equivalents”), the following provisions shall apply for all purposes of this Section 4(d)(1):

(1)           The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Common Stock Equivalents were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related Common Stock Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion, exchange or exercise of any Common Stock Equivalents (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(C).

Schedule 3.8-10

(2)           In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents, other than a change resulting from the antidilution provisions thereof, the Conversion Price of any series of Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.

(3)           Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Conversion Price of any series of Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.

(4)           The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 4(d)(i)(D)(l) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(2) or 4(d)(i)(E)(3).

(F)           No Increased Conversion Price.  Notwithstanding any other provisions of this Section (4)(d)(i), except to the limited extent provided for in Sections 4(d)(i)(E)(2) and 4(d)(i)(E)(3), no adjustment of the Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

Schedule 3.8-11

(ii)           Stock Splits and Dividends.  In the event the Corporation should at any time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each of the Series A and Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E).

(iii)           Reverse Stock Splits.  If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each of the Series A and Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e)           Other Distributions.  In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(i) or 4(d)(ii), then, in each such case for the purpose of this Section 4(e), the holders of Series A and Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f)           Recapitalizations.  If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A and Series B Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

Schedule 3.8-12

(g)           No Impairment.  The Corporation will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

(h)           No Fractional Shares and Certificate as to Adjustments.

(i)           No fractional shares shall be issued upon the conversion of any share or shares of the Series A or Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share.  The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series A or Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.  If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.

(ii)           Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A or Series B Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Series A or Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

Schedule 3.8-13

(i)           Notices of Record Date.  In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A or Series B Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j)           Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A and Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.

(k)           Notices.  Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A or Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

5.           Voting Rights; Directors.

(a)           Except as expressly provided by this Restated Certificate or as provided by law, the holders of each share of Series A and Series B Preferred Stock shall have the same voting rights as the holders of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and the holders of Common Stock and the Series A and Series B Preferred Stock shall vote together as a single class on all matters.  Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held, and each holder of Series A and Series B Preferred Stock shall be entitled to one vote for share of Common Stock into which such shares of Series A and Series B Preferred Stock could be converted.  Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted basis (after aggregating all shares into which shares of Series A or Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one half being rounded upward).

Schedule 3.8-14

(b)           The Board of Directors shall consist of up to five (5) members.  At each meeting of stockholders at which members of the Board of Directors are to be elected, or whenever members of the Board of Directors are to be elected by written consent of the stockholders, (i) the holders of the Series B Preferred Stock, voting together as a separate class, shall be entitled to elect one (1) member of the Board of Directors, and (ii) the holders of the Series A Preferred Stock, voting together as a separate class, shall be entitled to elect one (1) member of the Board of Directors , and (iii) the holders of the Common Stock, voting together as a separate class, shall be entitled to elect one (1) member of the Board of Directors.

(c)           In the case of any vacancy in the office of a director occurring among the directors elected by the holders of Series B Preferred Stock, voting together as a separate class, in accordance with the provisions of Section 5(b) above, the majority of the holders of Series B Preferred Stock voting together as a separate class, shall elect a successor or successors to serve for the unexpired term of the director whose office is vacant.  In the case of any vacancy in the office of a director occurring among the directors elected by the holders of Series A Preferred Stock, voting together as a separate class, in accordance with the provisions of Section 5(b) above, the majority of the holders of Series A Preferred Stock voting together as a separate class, shall elect a successor or successors to serve for the unexpired term of the director whose office is vacant.  In the case of any vacancy in the office of a director occurring among the directors elected by the holders of Common Stock, voting together as a separate class, in accordance with the provisions of Section 5(b) above, the majority of the holders of Common Stock voting together as a separate class, shall elect a successor or successors to serve for the unexpired term of the director whose office is vacant.

6.           Protective Provisions.  Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as the Series B Preferred Stock constitute at least 10% of the issued and outstanding shares of the Corporation on an as converted basis, the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting together as a class:

(1)           effect a Liquidation Transaction;

(2)           alter or change the rights, preferences or privileges of the shares of Preferred Stock so as to affect adversely the shares of such series, but shall not so affect the entire class;

(3)           increase or decrease (other than by conversion) the total number of authorized shares of Preferred Stock;

(4)           authorize or issue, or obligate itself to issue, any other equity security, including any security (other than Series B Preferred Stock) convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series B Preferred Stock with respect to voting (other than the pari passu voting rights of Common Stock), dividends, redemption, conversion or upon liquidation;

Schedule 3.8-15

(5)           the payment of dividends;

(6)           effect an initial public offering of the Corporation which is not a Qualified IPO;

(7)           acquire all or substantially all of the properties, assets or shares of any other corporation or entity;

(8)           effect any related party transaction; or

(9)           continue the engagement of the Corporation’s legal attorneys and the hiring of other legal attorneys; provided that the engagement of the current legal attorneys shall remain in effect until otherwise resolved by the Board of Directors or by the Company’s management.

7.           Status of Converted Stock.  In the event any shares of Preferred Stock hall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation.  This Restated Certificate shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

(C)           Common Stock.

1.           Dividend Rights.  Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.           Liquidation Rights.  Upon the liquidation, dissolution or winding up of the Corporation, or the occurrence of a Liquidation Transaction, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B).

3.           Redemption.  The Common Stock is not redeemable.

4.           Voting Rights.  Each holder of Common Stock shall have the right to one vote per share of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

Schedule 3.8-16

ARTICLE V

The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.

ARTICLE VI

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

Right of First Refusal.

1.           Prior to the Qualified IPO, each holder of Preferred Stock holding at least 5% of the Company’s voting rights (“Major Holder”) and each Major Investors Group listed on Exhibit C to that certain Investors’ Rights Agreement dated December 6, 2006, by and among the Corporation, the investors listed on Exhibit A thereto, and the holders of Series A Preferred Stock listed on Exhibit B thereto (“Major Investors Group”) shall have a right of first refusal with respect to any transfer by a stockholder of all or any of its shares in the Company, except with respect to a transfer by such stockholder of shares to its Permitted Transferees (as defined below), as follows:

(a)           Any holder of stock proposing to transfer all or any of his shares (the “Offeror”) to a person or entity who is not a Permitted Transferee of such holder of shares, shall first send to the Major Holders and to the holders designated as representatives for such purpose by each Major Investors Group a written notice detailing the number of shares intended to be transferred or sold (the “Offered Shares”), the class and price and the other terms of the transfer of the sale (the “Offer”).  The Major Holders and the Major Investors Groups shall have a right to purchase the Offered Shares by sending the Offeror a written notice within a period of 15 (fifteen) days after receipt of Offerors’ notice, and under the terms of the Offer.  Each of the Major Holders and the Major Investors Groups may accept (“Accepting Offeree”) such Offer as aforesaid in respect of all or part of the Offered Shares (“Acceptances”).  If a Major Holder or a Major Investors Group does not respond in the abovementioned manner, such Major Holder or Major Investors Group shall be deemed as having given a notice of refusal to purchase the Offered Shares or any part thereof.  A Major Holder or a Major Investors Group who chooses to exercise the right of first refusal may designate as Accepting Offerrees under such right itself or its partners or affiliates, including any member of the Major Investors Groups, in such proportions as it deems appropriate.

Schedule 3.8-17

(b)           If the Acceptances, in the aggregate, are in respect of all of, or more than, the Offered Shares, then, firstly each Major Holder and Major Investors Group, which has so elected, will be eligible to purchase such number of Offered shares up to its Pro Rata Share (or less if so elected) and thereafter the balance of the Offered Shares will be distributed among those Major Holders and members of the Major Investors Groups which are holders of Preferred Shares, that have elected to purchase more than their Pro Rata Share, in proportion to the relative size of their holdings of the issued share capital of the Company, provided that no Holder shall be required to purchase Offered Shares in a number greater than that which it has specified in the response to its Acceptance.

(c)           In such case the Acceptances shall constitute an agreement for the sale and purchase of all the Offered Shares at the price and conditions specified in the Offer, and the Offeror shall transfer all the Offered Shares to the Accepting Offeree(s) within 15 days after the expiration of the fifteen (15) day period that the Major Holders and Major Investors Groups had to reply, against the payment of the price, or, if the Offer states other times for delivery and/or other payment terms, in accordance with the conditions of the Offer.

(d)           If the Acceptances, in the aggregate, are in respect of less than the full number of Offered Shares, then the Accepting Offerees shall not be entitled to acquire the Offered Shares, and the Offeror, at the expiration of the aforementioned fifteen (15) day period, shall be entitled to transfer all of the Offered Shares to the proposed transferee(s) identified in the Offer, provided, however, that in no event shall the Offeror transfer any of the Offered Shares to any transferee other than such Major Holders, members of the Major Investors’ Groups or such proposed transferee(s) or transfer the same on terms more favorable to the buyer(s) than those stated in the Offer, and provided further that any of the Offered Shares not transferred within ninety (90) days after the expiration of such fifteen (15) day period, shall again be subject to the provisions of this Article VII.

(e)           This Article VII shall also apply to the sale of shares by a receiver, liquidator, trustee in bankruptcy, administrator of an estate, executor of a will, etc.

(f)           For this Article VII each Major Holder’s and Major Investors Group’s “Pro Rata Share” means the portion of shares owned by such Major Holder or Major Investors Group (in the aggregate) of all shares owned by the Offeror and all Major Holders.

2.           Exemptions and Qualification.

(a)           The right of first refusal shall not apply to transfers under Article VIII of this Certificate of Incorporation or to transfers to Permitted Transferees (as defined below), and such transfers shall be free of any such rights or similar rights of any other stockholders of the Company, provided that such Permitted Transferee has agreed in writing to assume all the obligations of the transferor under all agreements involving the Company.  “Permitted Transferees” is any of the following:

Schedule 3.8-18

(b)           with respect to an individual stockholder, any member or members of such stockholder’s immediate family or his/her linear descendants or siblings, or any trust formed for the benefit of any of the foregoing or any company wholly owned by him.

(c)           with respect to an incorporated entity (whether company or partnership):  (i) in the case of a transferor who is a limited partnership  its limited partners and general partners, or the limited or general partners of such limited or general partners, or any affiliate of any of the above managed by the same management company or managing general partner or by an entity which controls, is controlled by, or is under common control with such management company or managing general partner, or any shareholder, partner or member of such affiliate; (ii) any legal entity which controls, is controlled by, or is under common control with the transferor or with any of the entities listed in (i) above; or (iii) any successor of such entity by merger or consolidation, or any person to which, at the same time, substantially all the business and assets of such entity are being sold.

ARTICLE VIII

Bring Along.

(A)           At any time, prior to a Qualified IPO, if any person or entity (which is not an affiliate of any holder of Preferred Stock (for the purpose of this Article VIII, the “Offeror”) makes a detailed offer to purchase all of the Company’s issued and outstanding capital stock (the “Purchase Offer”), and (i) a majority of the Board of Directors approves the Purchase Offer and (ii) stockholders holding at least sixty six percent (66%) of the issued and outstanding Preferred Stock of the Company voting • as a single class on an as converted basis (the “Forced Sale Majority”) wish to accept the Purchase Offer, then, at the closing of the Purchase Offer, all of the remaining stockholders of the Company’s issued capital stock (the “Minority”) shall sell all of their shares in the Company on the same terms and conditions (subject however to and without derogating from the liquidation preference provisions described in Section IV(2) above, as shall be amended from time to time, which shall apply to a sale under this Article VIII).  The proceeds of any such Purchase Offer shall be distributed in accordance with the provisions of Section IV(2) above, as shall be amended from time to time.

(B)           The Company shall, within thirty (30) days of the date that the Forced Sale Majority has accepted the offer of the Offeror, notify, or cause to be notified, each stockholder of the Minority in writing of such offer.  Such notice shall set forth:  (i) the name of the Offeror; (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Offeror; and (iii) the date on which such purchase shall be consummated and closed.  If any of the Minority stockholders fail to execute and/or deliver the appropriate documentation required to effect the said transaction, it is hereby agreed that all such stockholders (A) shall be deemed to have given an irrevocable power of attorney to such person as shall be designated by the Company’s Board of Directors to accept such offer and (B) at the closing of such Purchase Offer, will transfer all their shares to the Offeror.  In the event that a stockholder fails to surrender its stock certificate(s) in connection with the consummation of such offer, such certificate shall be deemed canceled and the Company shall be authorized to issue a new certificate in the name of the Offeror and the Board of Directors shall be authorized to establish an escrow account into which the consideration for such canceled shares shall be deposited and to appoint a trustee to administer such account.  Without derogating from the foregoing, in the event that a Minority stockholder refuses to comply with this Section VIII(A)(ii), the Forced Sale Majority may proceed to protect and enforce the rights of the Forced Sale Majority contained in this Section VIII(A)(ii).

Schedule 3.8-19

(C)           At every meeting of the Stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, the Minority shall vote all shares of the Company that the Minority stockholders then hold or for which such Minority stockholders otherwise then have voting power (collectively, for the purposes of this Section VIII(A)(iii), the “Shares”):  (A) in favor of approval of the Purchase Offer and any matter that could reasonably be expected to facilitate the Purchase Offer, and (B) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Purchase Offer) between the Company and any person or entity other than the party or parties to the Purchase Offer or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to the Purchase Offer or which could result in any of the conditions to the Company’s obligations under such agreement(s) not being fulfilled, in each case unless otherwise determined by the Proposing Stockholders.  For purposes of this Section VIII(A)(iii), the term Purchase Offer shall be deemed to include, in addition, a sale of all or substantially all of the Company’s assets.  The provisions of this Section VIII(A)(iii) shall apply only to the extent that any stockholder vote is required in order to affect such sale.

(D)           The Company covenants that all shares or other securities granted or issued by the Company in the future shall be subject to the provisions of this Article VIII.

ARTICLE IX

(A)           To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B)           The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

Schedule 3.8-20

(C)           Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.”

***

Schedule 3.8-21

The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

Executed as of December 6, 2006.

Hilla Ovil-Brenner, CEO

Liran Brenner, Secretary

Schedule 3.8-22

Exhibit 10.3

EXHIBIT C

CONVERSION OF BRIDGE FINANCING

C-1

Exhibit 10.3

EXHIBIT C

CONVERSION OF BRIDGE FINANCING

Name of Purchaser	Bridge Financing Amount Converted	No. of Shares Issued Upon Conversion

Joel Ovil	$7,000	6,200

Lea Ovil	$7,000	6,200

Runway Ltd.	$12,000	10,629

Netivim Ltd.	$4,000	3,543

Aaron Nahumi	$6,000	5,314

Lucian Ventures, Inc.	$56,000	49,601

Chen Zur	$2,000	1,771

Shani Levona Nechasim Ltd.	$5,447	4,825

Kaedan Investments Ltd.	$7,000	6,200

G.K. Capital Ltd.	$7,000	6,200

Gideon Michonik	$5,000	4,429

Shabtai Nuriel	$5,000	4,429

Yair Goldfinger	$25,000	22,143

Atom Corp.	$27,787	24,612

Robert Gladstone	$21,087	18,678

Roger Gladstone	$27,787	24,612

Ted Struhl	$27,787	24,612

Dalewood Assoc.	$11,178	9,901

Marc Thalheim	$1,731	1,533

Lindsay Thalheim	$1,731	1,533

David Thalheim	$5,193	4,600

Alex Hilman Holdings Ltd.	$3,652	3,235

Avenue International Corp.	$150,000	132,861

Partam Properties (1993) Ltd.	$200,000	177,148

Andrew Rosen	$25,000	22,143

Petty & Chris Conway	$25,000	22,143

TOTAL	$676,380	599,097

C-2

Exhibit 10.3

EXHIBIT D

FORM OF INVESTORS’ RIGHTS AGREEMENT

Exhibit 10.3

WHITESMOKE, INC.
INVESTORS’ RIGHTS AGREEMENT

DECEMBER __, 2006

Exhibit 10.3

WHITESMOKE, INC.

INVESTORS’ RIGHTS AGREEMENT

This Investors’ Rights Agreement (the “Agreement”) is made as of the ____ day of December, 2006, by and among WhiteSmoke, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A hereto, each of which is herein referred to as an “Investor”, and the holders of Series A Preferred Stock listed on Exhibit B hereto.

RECITALS

The Company and the Investors are parties to the Series B Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”).  In order to induce the Investors to purchase shares of Series B Preferred Stock and invest funds in the Company pursuant to the Purchase Agreement, the Company hereby agrees that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issued or issuable to them and certain other matters as set forth herein.

AGREEMENT

The parties hereby agree as follows:

1.           Registration Rights.  The Company and the Investors covenant and agree as follows:

1.1         Definitions.  For purposes of this Agreement:

(a)           The term “Affiliated Fund” means, with respect to a Holder that is a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company;

(b)           The term “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;

(c)           The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(d)           The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

(e)           The term “Major Investor” means any holder of Preferred Stock holding that holds at least 5% of the outstanding shares of Common Stock (assuming conversion of all outstanding Preferred Shares) of the Company;

(f)           The term “Major Investors Group” means the groups of holders of Preferred Stock listed on Exhibit C hereto;

(g)           The term “Qualified IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock with aggregate offering proceeds of at least $10 million, at a Company’s valuation of at least $50 million, in connection with which all the then-outstanding shares of Preferred Stock are converted into shares of Common Stock pursuant to the Company’s Restated Certificate of Incorporation as such Restated Certificate of Incorporation may be amended from time to time;

(h)           The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(i)           The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock, other than shares for which registration rights have terminated pursuant to Section 1.15 hereof, and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i); excluding in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned.  Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the Holder thereof is entitled to exercise any right provided in Section 1 in accordance with Section 1.15 below;

(j)           The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(k)           The term “SEC” means the Securities and Exchange Commission; and

(l)           The term “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

1.2         Request for Registration.

(a)           If the Company shall receive at any time after six months after the effective date of the Qualified IPO, a written request from the Holders of a majority of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $2,000,000 (net of any underwriters’ discounts or commissions), then the Company shall, within 20 days of receiving such request, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use all commercially reasonable efforts to effect a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered within 20 days of the mailing of such notice by the Company.

(b)           If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in the written notice referred to in subsection 1.2(a).  The underwriter will be selected by the Company, which underwriter shall be reasonably acceptable to a majority in interest of the Holders whose Registrable Securities are to be included in the underwriting.  In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in good faith that marketing factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, first shares held by stockholders other than the Holders, secondly, shares which the Company may wish to register for its own account, and finally to the extent necessary Registrable Securities (pro rata to the respective number of Registrable Securities held by each Holder); provided, however, that in any event all Registrable Shares must be included in such registration prior to any other shares of the Company.

(c)           Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period, and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 120-day period (other than in a Qualified IPO, a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered).

(d)           In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:  .

(i)           After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii)          During the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a registration subject to Section 1.3 hereof unless such offering is the initial public offering of the Company’s securities, in which case, ending on a date 180 days after the effective date of such registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective;

(iii)         If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below; or

(iv)         In any jurisdiction in which the Company would be required to qualify to do business or execute a general consent to service of process in effecting such registration, unless the Company is already qualified to do business or subject to service of process in such jurisdiction.

1.3         Company Registration.

(a)           If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any’ registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.4, the Company shall, subject to the provisions of Section 1.8, use all commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

(b)           The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The expenses of such registration shall be borne by the Company, in accordance with Section 1.7 hereof.

1.4         Form S-3 Registration.  In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders where the aggregate net proceeds from the sale of such Registrable Shares equals to at least five hundred United States dollars ($500,000), the Company will within twenty (20) days after receipt of any such request:

(a)           promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)           use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:  (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $5,000,000 (net of any underwriters’ discounts or commissions); (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any 12-month period; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process in that jurisdiction; or (vi) during the period ending 180 days after the effective date of a registration statement subject to Section 1.3.

(c)           Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.  Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.5         Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(b)          Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(c)           Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)           Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in that jurisdiction.

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)           Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days.

(g)           Cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each national securities exchange or trading system on which similar securities issued by the Company are then listed.

(h)           Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.6         Information From Holders.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.  The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(2), whichever is applicable.

1.7         Expenses of Registration.  All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4 including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders (i) have learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Holders at the time of their request and (ii) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their rights pursuant to Section 1.2.

1.8         Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below 40% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included.  For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a venture capital fund, or a partnership or corporation, the Affiliated Funds, partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9         Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10       Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 1 :

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation’ which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b)           To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss,” claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c)           Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d)           If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)           The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11       Reports Under the Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the Qualified IPO so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)           take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)           furnish to any Holder upon request, so long as the Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the Qualified IPO), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12       Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) of at least 100,000 shares of such securities (subject to adjustment for stock splits, stock dividends, reclassification or the like), (ii) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder, (iii) that is an Affiliated Fund, (iv) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), or (v) that is a trust’ for the benefit of an individual Holder or such Holder’s Immediate Family Member, provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act for the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13       Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 1.2.

1.14       Lock-Up Agreement.

(a)           Lock-Up Period; Agreement.  In connection with the initial public offering of the Company’s securities and upon request of the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of such underwriters for such period of time (not to exceed 180 days) from the effective date of such registration statement as may be requested by the managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

(b)           Limitations.  The obligations described in Section 1.14(a) shall apply only if all officers and directors of the Company and all holders of greater than 1% (one percent) of the Company’s securities enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(c)           Stop-Transfer Instructions.  In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

(d)           Transferees Bound.  Each Holder agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14, provided that this Section 1.14(d) shall not apply to transfers pursuant to a registration statement or transfers after the 12-month anniversary of the effective date of the Company’s initial registration statement subject to this Section 1.14.

1.15       Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of a Qualified IPO, (ii) with respect to any Holder, at such time after the Qualified IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration, or (iii) upon termination of the Agreement, as provided in Section 3.1.

2.           Covenants of the Company.

2.1         Delivery of Financial Statements.  The Company shall deliver to each Major Investor and to shareholders designated as representatives for such purpose by each Major Investors Group:

(a)           as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an accounting firm associated with one of the “Big 4” US accounting firms selected by the Company;

(b)           as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, reviewed by an accounting firm associated with one of the “Big 4” US accounting firms selected by the Company;

(c)           within 14 days of the end of each month, a monthly report in a form agreed by the Board of Directors;

(d)           as soon as practicable, but in any event 45 days prior to the end of each fiscal year, a budget and operating plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other updated or revised budgets for such fiscal year prepared by the Company; and

(e)           with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so.

2.2         Inspection.  The Company shall permit each Major Investor and each shareholder designated as a representative for such purpose by each Major Investors Group, at such Major Investor’s and Major Investors Group’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor or by such representatives of the Major Investors Groups; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

2.3         Right of First Offer.  Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor and the Major Investors Groups listed in Exhibit C hereto (as long as each Major Investors Group continues to hold in the aggregate at least 5% of the Company’s voting rights) (collectively for the purpose of this Section 2.3, “Investors”) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined).  A Major Investor or a Major Investors Group who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates, including Affiliated Funds and any member of the Major Investors Groups, in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor and each Major Investors Group in accordance with the following provisions:

(a)           The Company shall deliver a notice (the “RFO Notice”) to the Major Investors and to the shareholders designated as representatives for this purpose by each of the Major Investors Groups stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b)           Within 15 calendar days after delivery of the RFO Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of all convertible securities then held, by such Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion of all convertible securities), provided that a Major Investors Group may only elect to purchase at least 5% of the Shares.  Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder.  The Company shall promptly, in writing, inform each Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Investor’s failure to do likewise.  During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Investors were entitled to subscribe but which were not subscribed for by the Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of all convertible securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion of all convertible securities).

(c)           The Company may, during the 45-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice.  If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors and the Major Investors Groups in accordance herewith.

(d)           The right of first offer in this Section 2.3 shall not be applicable to (i) the issuance of securities in connection with stock dividends, stock splits or similar transactions; (ii) the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors of the Company, directly or pursuant to a stock option plan, restricted stock purchase plans or other stock plan approved by the Board of Directors; (iii) the issuance of securities in connection with bona fide acquisition, merger or similar transaction, the terms of which are approved by the Board of Directors; (iv) the issuance or sale of the Series B Preferred Stock or the Common Stock issuable upon conversion of the Series B Preferred Stock; (v) the issuance of Common Stock in a Qualified IPO; or (vi) the issuance of securities with the affirmative vote of at least a majority of the then outstanding shares of Series B Preferred Stock, voting together as a class.  In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Major Investor or to any member of a Major Investors Group and any subsequent securities issuance, if (x) at the time of such subsequent securities issuance, the Major Investor or such member of the Major Investor Group is not an “accredited investor”, as that term is then defined in Rule 501(a) under the Securities Act, and (y) such subsequent securities issuance is being offered only to accredited investors according to the unanimous written consent of the Company’s Board of Directors.

2.4         Termination of Covenants.

(a)           The covenants set forth in Sections 2.1 through Section 2.3 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) upon termination of the Agreement, as provided in Section 3.1.

(b)           The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.4(a) above.

3.           Miscellaneous.

3.1         Termination.  This Agreement shall terminate, and have no further force and effect, when the Company shall consummate a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Company’s Restated Certificate of Incorporation, as such Restated Certificate of Incorporation may be amended from time to time.

3.2         Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

3.3         Successors and Assigns.  Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Series B Preferred Stock, the Series A Preferred Stock or any Common Stock issued upon conversion thereof).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.4         Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided, however, if such amendment or waiver would adversely affect the rights of a specific series of Preferred Stock in a manner different from the other series of Preferred Stock, then such amendment or waiver shall require the consent of the Investors holding a majority in interest of such series of Preferred Stock; and any amendment or waiver of the rights granted to the Major Investors in Section 2 above shall require the consent of a majority in interest of the Registrable Securities held by the Major Investors.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

3.5         Notices.  Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or facsimile number as set forth on Exhibit A hereto or as subsequently modified by written notice.

3.6         Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.7         Governing Law.  This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Israel, without giving effect to principles of conflicts of laws.

3.8         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.9         Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.10       Aggregation of Stock.  All.  shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[Signature Page Follows]

Exhibit 10.3

The parties have executed this Investors’ Rights Agreement as of the date first above written.

COMPANY:

WHITESMOKE, INC.

By:
President

Address:
Fax:

Exhibit 10.3

The parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTORS

Evolution Venture Capital Fund I (Israel) LP

By:
Name:
Title:

Evolution Venture Capital Fund I (Exempt) LP

By:
Name:
Title:

Exhibit 10.3

The parties have executed this Investors’ Rights Agreement as of the date first above written.

HOLDERS OF SERIES A PREFERRED STOCK

Joel Ovil

By:

Lea Ovil

By:

Runway Ltd.

By:
Name:
Title:

Netivim School for Professional Training and Advanced Studies Ltd.

By:

Aaron Nahumi

By:

David Aber

By:

Chen Zur

By:

Shani Levona Nechasim Ltd.

By:
Name:
Title:

Kaedan Investments Ltd.

By:
Name:
Title:

[SIGNATURE PAGE OF INVESTORS’ RIGHTS AGREEMENT]

Exhibit 10.3

HOLDERS OF SERIES A PREFERRED STOCK

G.K. Capital Ltd.

By:
Name:
Title:

Gideon Michonik

By:

Shabtai Nuriel

By:

Yair Goldfinger

By:

Atom Corp.

By:
Name:
Title:

Robert Gladstone

By:

Roger Gladstone

By:

David Nussbaum

By:

BRMR, LLC

By:
Name:
Title:

[SIGNATURE PAGE OF INVESTORS’ RIGHTS AGREEMENT]

Exhibit 10.3

HOLDERS OF SERIES A PREFERRED STOCK

Teddy Struhl

By:

Dalewood Assoc.

By:
Name:
Title:

Marc Thalheim

By:

Lindsay Thalheim

By:

David Thalheim

By:

Zeevi Aber

By:

Fire Guarantee Ltd.

By:
Name:
Title:

Alex Hilman Holdings Ltd.

By:
Name:
Title:

Lucian Ventures, Inc.

By:
Name:
Title:

[SIGNATURE PAGE OF INVESTORS’ RIGHTS AGREEMENT]

Exhibit 10.3

EXHIBIT B

HOLDERS OF SERIES A PREFERRED STOCK

Name

Joel Ovil

Lea Ovil

Runway Ltd.

Netivim Ltd.

Aaron Nahumi

David Aber

Lucian Ventures, Inc.

Chen Zur

Shani Levona Nechasim Ltd.

Kaedan Investments Ltd.

G.K.  Capital Ltd.

Gideon Michonik

Shabtai Nuriel

Yair Goldfinger

Atom Corp.

Robert Gladstone

Roger Gladstone

David Nussbaum

BRMR, LLC

Ted Struhl

Dalewood Assoc.

Marc Thalheim

B-1

Lindsay Thalheim

David Thalheim

Zeevi Aber

Fire Guarantee Ltd.

Alex Hilman Holdings Ltd.

B-2

Exhibit 10.3

EXHIBIT C

MAJOR INVESTORS GROUPS

Group A
Joel Ovil
Lea Ovil
Runway Ltd.
Netivim Ltd.
Aaron Nahumi
David Aber
Lucian Ventures, Inc.
Chen Zur
Shani Levona Nechasim Ltd.
Zeevi Aber
Fire Guarantee Ltd.
Alex Hilman Holdings Ltd.
Avenue International Corp.
Partam Properties (1993) Ltd.

Group B
Kaedan Investments Ltd.
G.K. Capital Ltd.
Gideon Michonik
Shabtai Nuriel
Yair Goldfinger

Group C
Atom Corp.
Robert Gladstone
Roger Gladstone
David Nussbaum
BRMR, LLC
Ted Struhl
Dalewood Assoc.
Marc Thalheim
Lindsay Thalheim
David Thalheim
Andrew Rosen
Petty & Chris Conway

C-1

Exhibit 10.3

EXHIBIT E

FORM OF VOTING AGREEMENT

Exhibit 10.3

WHITESMOKE, INC.
VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is made as of the ___ day of December 2006, by and among WhiteSmoke, Inc. a Delaware corporation (the “Company”), the holders of shares of Common Stock listed on Schedule I (individually, a “Common Stock Holder” and collectively, the “Common Stock Holders”), the holders of shares of Preferred A Stock listed on Schedule II (individually, a “Preferred A Holder” and collectively, the “Preferred A Holders”) and the holders of shares of Series B Preferred Stock listed on Schedule III (individually, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

The Company and the Purchasers have entered into a Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith pursuant to which the Company desires to sell to the Purchasers and the Purchasers desire to purchase from the Company shares of the Company’s Series B Preferred Stock.  A condition to the Purchasers’ obligations under the Purchase Agreement is that the Company, the Common Stock Holders, the Preferred A Holders and the Purchasers enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which the Purchasers, the Preferred A Holders and the Common Stock Holders shall vote their shares of the Company’s voting stock in favor of certain designees to the Company’s Board of Directors.  The Company, the Purchasers, the Preferred A Holders and the Common Stock Holders each desire to facilitate the voting arrangements set forth in this Agreement, and the sale and purchase of shares of Series B Preferred Stock pursuant to the Purchase Agreement, by agreeing to the terms and conditions set forth below.

AGREEMENT

The parties agree as follows:

1.           Election of Directors.

1.1         Board Representation.  At each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors of the Company are to be elected, or whenever members of the Board of Directors are to be elected by written consent, the Common Stock Holders, the Preferred A Holders and the Purchasers agree to vote or act with respect to their shares so as to elect:

(a)          one (1) member of the Company’s Board of Directors designated by the majority of the holders of Common Stock, who shall initially be Hilla Ovil-Brenner;

(b)          one (1) member of the Company’s Board of Directors designated by the majority of the holders of Preferred A Stock, who shall initially be Yair Goldfinger;

(c)          one (1) member of the Company’s Board of Directors designated by the majority of the holders of Preferred B Stock, who shall initially be Ram Vromen;

(d)          one (1) member of the Company’s Board of Directors who shall be Roger Gladstone; and

(e)          one (1) member of the Company’s Board of Directors who shaft be an industry expert designated by unanimous agreement of all then-acting Board members.

1.2         Appointment of Directors.  In the event of the resignation, death, removal or disqualification of a director selected pursuant to Section 1.1(a), 1.1(b) or 1.1(c) above, as the case may be, then the respective class of capital stock of the Company which appointed such director, shall promptly nominate a new director, and, after written notice of the nomination has been given by such class of capital stock of the Company to the other parties (and such nominee has been approved by the Company’s directors as provided in Section 1.1 above), each Purchaser, Preferred A Holder and Common Stock Holder shall vote its shares of capital stock of the Company to elect such nominee to the Board of Directors.

1.3         Removal.  The removal of a director shall be effected by the delivery of a notice to the Company at its principal office, signed by the holders of the class of capital stock of the Company entitled to effect the appointment of such director pursuant to Sections 1.1(a), 1.1(b) and 1.1(c) above.  Any removal shall become effective on the date fixed in the notice or upon delivery of the notice to the Company, whichever is later.

1.4         Observers.  (i) as long as they are not appointed as directors, Shlomo Touboul and Yair Goldfinger are appointed as observers to the Board of Directors, and (ii) as long as no representative of the group of Runway Ltd., Lucian Ventures Inc., Aaron Nahumi, Netivim School for Professional Training and Advanced Studies Ltd., David Aber, Kaedan Investments Ltd., G.K. Capital Ltd., Gideon Michonic, and Shabtai Nurial (the “RLK Group”) is appointed as director, the majority (in holdings of Company’s shares of all classes) of the RLK Group will be entitled to appoint an observer (provided however that in the event that the Board of Directors does not include Yair Goldfinger nor a representative of the RLK Group, then the observer seat of Shlomo Touboul will be provided to either Mr. Touboul or another representative of the RLK Group, and in no event there will be more than two observers acting simultaneously).  Any such observer shall be entitled to be present at all meetings of the Company’s Board of Directors and to receive copies of all materials that the Company provides to all other members of the Board of Directors, provided, however, that if the Board of Directors determines in good faith after receipt of advice from legal counsel that discussing a specified matter in the presence of, or providing specific document to, a person who is not a member of the Board of Directors, would result in the Company’s loss of attorney-client privilege with respect to a specified matter, the Company may exclude the observer from that portion of the meeting addressing such specified matter or not provide such specific document to the observer.

1.5         Confidentiality and Non-Disclosure Agreements.  Each observer and each member of the Board of Directors shall enter into a confidentiality and non-disclosure agreement with the Company, in the form acceptable to the Company.

2.           Bring Along.

(i)           At any time, prior to a Qualified IPO (as such term is defined in the Investors’ Rights Agreement), if any person or entity (which is not an affiliate of any holder of Preferred Stock (for the purpose of this Section 2, the “Offeror”) makes a detailed offer to purchase all of the Company’s issued and outstanding capital stock (the “Purchase Offer”), and (i) a majority of the Board of Directors approves the Purchase Offer and (ii) stockholders holding at least sixty six percent (66%) of the issued and outstanding Preferred Stock of the Company voting as a single class on an as converted basis (the “Forced Sale Majority”) wish to accept the Purchase Offer, then, at the closing of the Purchase Offer, all of the remaining stockholders of the Company’s issued capital stock (the “Minority”) shall sell all of their shares in the Company on the same terms and conditions (subject however to and without derogating from the liquidation preference provisions described in Article IV(2) of the Company’s Amended and Restated Certificate of Incorporation, as shall be amended from time to time, which shall apply to a sale under this Section 2).  The proceeds of any such Purchase Offer shall be distributed in accordance with the provisions of Article IV(2) of the Amended and Restated Certificate of Incorporation, as shall be amended from time to time.

(ii)          The Company shall, within thirty (30) days of the date that the Forced Sale Majority has accepted the offer of the Offeror, notify, or cause to be notified, each stockholder of the Minority in writing of such offer.  Such notice shall set forth:  (i) the name of the Offeror; (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Offeror; and (iii) the date on which such purchase shall be consummated and closed.  If any of the Minority stockholders fail to execute and/or deliver the appropriate documentation required to effect the said transaction, it is hereby agreed that all such stockholders (A) shall be deemed to have given an irrevocable power of attorney to such person as shall be designated by the Company’s Board of Directors to accept such offer and (B) at the closing of such Purchase Offer, will transfer all their shares to the Offeror.  In the event that a stockholder fails to surrender its stock certificate(s) in connection with the consummation of such offer, such certificate shall be deemed canceled and the Company shall be authorized to issue a new certificate in the name of the Offeror and the Board of Directors shall be authorized to establish an escrow account into which the consideration for such canceled shares shall be deposited and to appoint a trustee to administer such account.  Without derogating from the foregoing, in the event that a Minority stockholder refuses to comply with this Section 2(ii, the Forced Sale Majority may proceed to protect and enforce the rights of the Forced Sale Majority contained in this Section 2(ii).

(iii)         At every meeting of the Stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, the Minority shall vote all shares of the Company that the Minority stockholders then hold or for which such Minority stockholders otherwise then have voting power (collectively, for the purposes of this Section 2(iii), the “Shares”):  (A) in favor of approval of the Purchase Offer and any matter that could reasonably be expected to facilitate the Purchase Offer, and (B) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Purchase Offer) between the Company and any person or entity other than the party or parties to the Purchase Offer or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to the Purchase Offer or which could result in any of the conditions to the Company’s obligations under such agreement(s) not being fulfilled, in each case unless otherwise determined by the Proposing Stockholders.  For purposes of this Section 2(iii), the term Purchase Offer shall be deemed to include, in addition, a sale of all or substantially all of the Company’s assets.  The provisions of this Section 2(iii) shall apply only to the extent that any stockholder vote is required in order to affect such sale.

(iv)         The Company covenants that all shares or other securities granted or issued by the Company in the future shall be subject to the provisions of this Section 2.

3.           Additional Representations and Covenants.

3.1         No Revocation.  The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

3.2         Change in Number of Directors.  The Common Stock Holders, the Preferred A Holders and the Purchasers will not vote for any amendment or change to the Restated Certificate of Incorporation or Bylaws providing for the election of more or less than five (5) directors, or any other amendment or change to the Restated Certificate of Incorporation or Bylaws inconsistent with the terms of this Agreement.

3.3         Legends.  Each certificate representing shares of the Company’s capital stock held by the Common Stock Holders, the Preferred A Holders or the Purchasers or any assignee of the Common Stock Holders, the Preferred A Holders or the Purchasers shall bear the following legend:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

4.           Termination.

4.1           Termination Events.  This Agreement shall terminate upon the earlier of:

 (a)           The consummation of a firm commitment underwritten public offering by the Company of shares of its Common Stock in connection with which all of the outstanding shares of Preferred Stock are converted into shares of Common Stock, pursuant to the Company’s Restated Certificate of Incorporation; or

 (b)           The consummation of a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Company’s Restated Certificate of Incorporation.

4.2           Removal of Legend.  At any time after the termination of this Agreement in accordance with Section 4.1, any holder of a stock certificate legended pursuant to Section 3.3 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

5.           Miscellaneous.

5.1           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

5.2           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3           Amendments and Waivers.  Any term hereof may be amended or waived only with the written consent of the Company and a majority of the capital stock held by the Preferred Stock voting together as a class; provided, that if such amendment materially and adversely affects the rights of a certain class of capital stock of the Company, such amendment will require the written approval of such adversely affected class.  Notwithstanding the foregoing, (i) any amendment to Section 1.1(a) of this Agreement shall require the written consent of the holders of the majority of the shares of Common Stock parties to this Agreement, (ii) any amendment to Section 1.1(b) of this Agreement shall require the written consent of the holders of the majority of the shares of Series A Preferred Stock parties to this Agreement, (iii) any amendment to Section 1.1(c) of this Agreement shall require the written consent of the holders of the majority of the shares of Series B Preferred Stock parties to this Agreement, (iv) any amendment to Section 1.4(i) with respect to Shlomo Touboul and any amendment to Section 1.4(ii) shall require the written consent of the holders of the majority (in holdings of Company’s shares of all classes) of the RLK Group, and (v) any amendment to Section 1.4(i) with respect to Yair Goldfinger shall require the written consent of the holders of the majority (in holdings of company’s shares of all classes, including Yair Goldfinger’s holdings) of the Series A Preferred Stock parties to this Agreement; provided, however, that if an amendment to Section 1.1(d) and/or Section 1.4(i) and/or Section 1.4(ii) is required in connection with any financing transaction, acquisition, merger, reverse merger or IPO, then such amendment shall only require the written consent of the holders of a majority of the voting power of the outstanding shares of the Company.  Any amendment or waiver affected in accordance with this Section 5.3 shall be binding upon the Company, any Purchaser, any Preferred A Holder and any Common Stock Holder, and each of their respective successors and assigns.

5.4           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by.  facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or facsimile number as set forth on the signature page or on Schedule I and Schedule II hereto, or as subsequently modified by written notice.

5.5           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

5.6           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Israel, without giving effect to principles of conflicts of law.

5.7           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.8           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.9           No Liability for Election of Recommended Directors.  Neither the Company, the Common Stock Holders, the Preferred A Holders nor the Purchasers, nor any officer, director, stockholder, partner, employee or agent of any such party, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Company’s Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

5.10         Termination of Provisions in Prior Agreements.  Upon the execution of this Agreement, the provisions detailed in Schedule IV hereof in certain prior agreements between the Company and the Preferred A Holders (or any of them) shall be terminated forthwith and will have no further effect.

[Signature Page Follows]

Exhibit 10.3

The parties hereto have executed this Voting Agreement as of the date first written above.

COMPANY:

WHITESMOKE, INC.

By:

President

Address:

Fax Number:

PURCHASERS:

EVOLUTION VENTURE CAPITAL
FUND I (ISRAEL) LP

By:

Name:

Title:

EVOLUTION VENTURE CAPITAL
FUND I (EXEMPT) LP

By:

Name:

Title:

SIGNATURE PAGE TO VOTING AGREEMENT

Exhibit 10.3

PREFERRED A HOLDERS:

Joel Ovil

By:

Lea Ovil

By:

Runway Ltd.

By:

Name:

Title:

Netivim School for Professional Training and Advanced Studies Ltd.

By:

Aaron Nahumi

By:

David Aber

By:

Chen Zur

By:

Shani Levona Nechasim Ltd.

By:

Name:

Title:

Kaedan Investments Ltd.

By:

Name:

Title:

Exhibit 10.3

PREFERRED A HOLDERS

G.K. Capital Ltd.

By:

Name:

Title:

Gideon Michonik

By:

Shabtal Nuriel

By:

Yair Goldfinger

By:

Atom Corp.

By:

Name:

Title:

Robert Gladstone

By:

Roger Gladstone

By:

David Nussbaum

By:

BRMR, LLC

By:

Name:

Title:

Exhibit 10.3

PREFERRED A HOLDERS

Teddy Struhl

By:

Dalewood Assoc.

By:

Name:

Title:

Marc Thalheim

By:

Lindsay Thalheim

By:

David Thalheim

By:

Zeevi Aber

By:

Fire Guarantee Ltd.

By:

Name:

Title:

Alex Hilman Holdings Ltd.

By:

Name:

Title:

Lucian Ventures, Inc.

By:

Name:

Title:

Exhibit 10.3

COMMON STOCK HOLDERS

Liran Brenner

By:

Hilla Ovil-Brenner

By:

Joel Ovil

By:

Lea Ovil

By:

Exhibit 10.3

SCHEDULE I

COMMON STOCK HOLDERS

Name/Address/Fax No.	No. of Shares

Liran Brenner	82,900

Hilla Ovil-Brenner	82,900

Joel Ovil	58,500

Lea Ovil	58,500

Schedule I-1

Exhibit 10.3

SCHEDULE II

PREFERRED A HOLDERS

Name	No. of Shares

Joel Ovil	53,100

Lea Ovil	53,100

Runway Ltd.	152,400

Netivim School for Professional Training & Advanced Studies Ltd.	70,100

Aaron Nahumi	70,100

David Aber	37,200

Lucian Ventures, Inc.	205,500

Chen Zur	140,500

Shani Levona Nechasim Ltd.	32,000

Kaedan Investments Ltd.	56,200

G.K. Capital Ltd.	56,200

Gideon Michonik	56,200

Shabtai Nuriel	56,200

Yair Goldfinger	175,600

Atom Corp.	51,700

Robert Gladstone	51,700

Roger Gladstone	51,700

David Nussbaum	51,700

BRMR, LLC	51,700

Ted Struhl	51,700

Dalewood Assoc.	51,700

Marc Thalheim	51,700

Lindsay Thalheim	10,300

David Thalheim	10,300

Zeevi Aber	31,100

Fire Guarantee Ltd.	13,900

Alex Hilman Holdings Ltd.	20,700

Schedule II-1

Exhibit 10.3

SCHEDULE III

PURCHASERS

Name

Evolution Venture Capital Fund I (Israel) LP

Evolution Venture Capital Fund I (Exempt) LP

Schedule III-1

Exhibit 10.3

SCHEDULE IV

TERMINATION OF PROVISIONS IN PRIOR AGREEMENTS

The provisions listed below shall be terminated upon the execution of this Agreement and shall have no further effect:

1.           Section 2.3 (right to appoint a director) of the Letter Agreement between the Company and Runway Ltd. dated April 3, 2003.

2.           Section 5 (anti dilution) of the Share Purchase Agreement between the Company and Runway Ltd. (“Runway”) dated May 11, 2003.

3.           Section 5 (anti dilution) of the Share Purchase Agreement between the Company and Netivim School for Professional Training and Advanced Studies Ltd. (“Netivim”) dated May 11, 2003.

4.           Section 5 (anti dilution) of the Share Purchase Agreement between the Company and Aaron Nahumi (“Nahumi”) dated May 11, 2003.

5.           Section 5 (anti dilution) of the Share Purchase Agreement between the Company and David Aber (“Aber”) dated May 11, 2003.

6.           Section 5 (anti dilution) of the Share Purchase Agreement among the Company, Runway, Aber, Netivim and Nahumi dated August 31, 2003.

7.           Sections 1.7 and 5 (right to appoint a director, anti dilution) of the Share Purchase Agreement among the Company, Runway, and Lucian Ventures Inc. (“Lucian”) dated November 24, 2003.

8.           Section 5 (anti dilution) of the Share Purchase Agreement between the Company and Chen Zur (“Zur”) dated March 28, 2004.

9.           Sections 5, 6, 7 and 8 (anti dilution, information, preemptive right, board of directors) of the Share Purchase Agreement among the Company, Kaedan Investments Ltd. (“Kaedan”), G.K. Capital Ltd. (“GK”), Brismar International Holdings Inc. (“Brismar”) and Shabtai Nuriel (“Nuriel”) dated September 28, 2004.

10.           Sections 1, 3, 4, 5 and 6 (anti dilution, board of directors, preemptive right, information, finding investments) of the Amendment Agreement among the Company, Runway, Lucian, Netivim, Nahumi and Aber dated September 28, 2004.

11.           Sections 1, 3, 4, 5 and 6 (anti dilution, board of directors, preemptive right, information, finding investments) of the Amendment Agreement between the Company and Zur dated September 28, 2004.

Schedule IV-1

Exhibit 10.3

EXHIBIT F

FORM OF LEGAL OPINION
OF MARANS & WEISZ, LLC

Exhibit 10.3

Marans & Weisz, LLC

ATTORNEYS AT LAW

29 Broadway, Suite 2400

New York, New York 10006

RICHARD D. MARANS	PHONE: 212-968-0244

DANIEL WEISZ	FAX: 212-785-1618

RICHARD M. NEWMAN, Of Counsel

MARC B. PALEY

December 11, 2006

The Purchasers listed in Exhibit A of the WhiteSmoke’ Inc.
Series B Preferred Stock Purchase Agreement dated December 6, 2006
c/o Evolution Venture Capital Fund I LP.
32A Habarzel St.
Tel Aviv 69710
ISRAEL

Gentlemen:

Re: WhiteSmoke, Inc.

We have acted as special U.S. counsel (“Special Counsel”) for WhiteSmoke, Inc., a Delaware corporation (the “Company”), in connection with the transactions contemplated by the Series B Preferred Stock Purchase Agreement, dated as of December 6, 2006 (the “Agreement”), and by the Investors’ Rights Agreement and Voting Agreement appended thereto (collectively, the “Transaction Documents”), by and among the Company, Evolution Venture Capital Fund I LP and other purchasers.

Capitalized terms used herein not otherwise defined shall have the meanings ascribed to such terms in the Agreement. This opinion is furnished to you pursuant to Section 5.5 of the Agreement.

In our capacity as Special Counsel, and with your permission we have made such legal and factual examination and investigation as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, the examination of, inter alia, originals (or copies identified to our satisfaction as true copies of the originals) of the Transaction Documents, the Agreement, the Amended Certificate (as defined below), certain resolutions by the the board of directors of the Company, certain resolutions by the shareholders of the Company, and upon statements made by officers and directors and/or their representatives in conneciton therewith.

As Special Counsel to the Company, we are of the opinion that:

1.           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power and authority necessary to own its properties and to conduct its business as, to our knowledge, it is presently conducted.

2.           The Company has the requisite corporate power and authority to execute, -deliver and perform its obligations under the Transaction Documents.

3.           The Transaction Documents have been duly authorized by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.           The Amended and Restated Certificate of Incorporation (“Amended Certificate”) has been duly adopted by the board of directors and stockholders of the Company and upon filing in accordance with the laws of the State of Delaware shall be valid and effective in accordance with its terms.

5.           The authorized share capital of the Company consists of 6,000,000 shares of common stock, par value $0.01 per share, and 4,075,205 shares of preferred stock, par value $0.01 per share, of which 1,674,900 shares shall be designated as Series A Preferred Stock, par value $0.01 per share, and 2,400,305 shares of Series B Preferred Stock, par value $0.01 per share (the “Preferred B Shares”). The rights, preferences and privileges of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, respectively, are as stated in the Amended Certificate. To our knowledge, all of such issued and outstanding shares are duly authorized and validly issued, and fully paid and nonassessable.

6.           The Stock to be issued on the date hereof, when issued in compliance with the provisions of the Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive and third party rights. The Common Stock issuable upon conversion of such Stock has been duly and validly reserved for issuance and, when and if issued upon conversion in accordance with the Amended Certificate, will be validly issued, fully paid and nonassessable and free of any third party rights.

7.           The execution, delivery and performance of the Transaction Documents (including without limitation the creation of a new series of Preferred A Stock of the Company and the conversion of certain shares of Common Stock of the Company into shares of such Series A Preferred Stock of the Company, all pursuant to the terms of the Agreement) by the Company are not in violation of the Company’s Certificate of Incorporation and By-Laws, or to our knowledge, any provision of applicable law, or any judgment, order, injunction, decree or ruling of any court in the State of Delaware.

8.           No consent, approval or authorization of or designation, declaration or filing with, any United States federal, Delaware corporate or governmental authority on the part of the Company is required in connection with the valid execution of the Transaction Documents.

The opinions we have set forth above are subject to the following additional qualifications:

(a)          We have not made any investigation or review of the financial condition, operations, business or property of the Company.

(b)          The validity, binding effect and enforceability of the Agreement are subject to the discretion of a court in applying general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law) and limitations on enforceability under certain circumstances of provisions indemnifying a party against liability for its own wrongful or negligent acts imposed by public policy relating thereto. Such principles applied by a court might include a requirement that a person act reasonably and in good faith.

(c)          No opinion is expressed as to the enforceability of (i) self help, (ii) provisions which purport to establish evidentiary standards, (iii) provisions relating to waiver of remedies (or the delay or non-enforcement thereof), disclaimers, liability limitations with respect to third parties, releases of legal or equitable remedies, discharge of defenses or liquidated damages or waivers of the right to interpose counterclaims, set-offs or defenses, (iv) provisions relating to indemnification or (v) various remedies, which may be unenforceable in whole or in part.

(d)          In rendering the opinion with respect to the due incorporation, valid existence and good standing of the Company in paragraph 1 above we have relied solely on the good standing certificate dated November 30, 2006 issued by the Secretary of the State of the State of Delaware, a copy of which is attached hereto. Such reliance is sufficient to opine that a company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(e)          We express no opinion as to compliance by the Company with any state or federal securities laws.

(f)          We express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Agreement (other than the Company, and with respect to the Company, only as set forth herein) with any laws or regulations applicable to it, or (ii) the legal or regulatory status or the nature of the business of any such party.

(g)          We express no opinion as to any choice-of-law provision in the Agreements.

(h)          We express no opinion with respect to the offer, sale or issuance of Stock or Common Stock or any registration requirements in connection therewith.

We are members of the Bar of New York and do not express any opinion as to matters governed by any laws other than the internal laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States. As to matters which relate to the laws of Delaware or any other state of jurisdiction other than with respect to the General Corporation Law of the State of Delaware, we have assumed, with your permission, that to the extent Delaware law or any other state of jurisdiction’s laws are involved, such laws are the same as the law of the State of New York. We express no opinion as to the effect of any future amendments, changes, additions or modifications of any laws, and we assume no obligation to update or supplement this letter to reflect any facts or circumstances which may come to our attention in the future or any change in law which may occur in the future.

The foregoing opinions are limited to the matters stated in this letter and no opinion shall be implied or inferred beyond the matters expressly stated. These opinions (a) are rendered solely for your benefit, (b) may not be relied on by any other person or entity, (c) may not be used by or distributed to any person or entity, (d) may not be reproduced, referred to or quoted in any financial statements, notes to financial statements, offering materials, disclosure materials or similar printed matter, and (e) may not be used in connection with any further or subsequent transactions involving the Company without our prior written consent.

Very truly yours,

Marans & Weisz, LLC

Exhibit 10.3

EXHIBIT G

FORECAST

Exhibit 10.3

CASH FLOW	Oct-Dec 2006	Jan-Mar 2007	Apr-Jun 2007	Jul-Sep 2007	Oct-Dec 2007	Total

CASH BALANCE	66,000	457,889	240,170	586,742	563,295

Investment	600,000	-	500,000		900,000	2,000,000

Revenues	282,545	416,172	600,551	831,295	1,146,878	3,555,566

COGS	29,111	41,146	52,227	67,426	88,215	3,277,441

Gross Profit	253,434	375,026 -	548,324	763,869	1,058,663	2,999,316

Operating Expenses:

Research & Development	217,646	286,583	337,667	416,231	516,464	2,456,919

Sales & Marketing	80,332	121,499	157,499	161,499	161,499	1,503,316

General & Administrative/Business Dev.	103,567	160,913	187,836	185,836	182,836	4,098,895

Total Operating Expenses	401,545	568,995	683,002	763,566	860,799	3,277,907

Operating Profit (Loss)	(148,111)	(193,969)	(134,678)	303	197,864	(281,091)

Financial Income (expense), net	2,500	(1,250)	(1,250)	(1,250)	(1,250)	(2,500)

Taxes	-	-	-	-	-	(281,091)

Net Profit (loss)	(145,611)	(195,219)	(135,928)	(947)	196,614	(281,091)

Legal exp. Nlr	20,000					40,000

Legal exp. Evolution	20,000					25,000

US lawyer opinion	5,000					52,500

Capital purchase	7,500	12,500	7,500	12,500	7,500	97,500

Patent Registration	10,000	10,000	10,000	10,000	10,000	192,500
	62,500	22,500	17,500	22,500	17,500	142,500

Net Cash	(208,111)	(217,719)	(153,428)	(23,447)	179,114	(423,591)

CASH BALANCE	457,889 -	240,170	586,742	563,295	1,642,409

Exhibit 10.3

P & L	Actual Jan-Mar 2006	Actual Apr-Jun 2006	Actual Jul-Sep 2006	Budget Oct-Dec 2006	2006	Budget Jan-Mar 2007	Budget Apr-Jun 2007	Budget Jul-Sep 2007	Budget Oct-Dec 2007	2007

Revenues	167,749	191,098	216,187	282,545	857,579	416,172	600,551	831,295	1,146,878	2,994,896

COGS	23,474	32,055	30,743	29,111	115,383	41,146	52,227	67,426	88,215	249,014

Gross Profit	144,275	159,043	185,444	253,434	742,196	375,026	548,324	763,869	1,058,663	2,745,882

Operating Expenses:

Sales & Marketing/Business Dev.	176,804	282,953	247,071	217,646	924,474	286,583	337,667	416,231	516,464	1,556,945

Research & Development	45,200	48,767	54,344	80,332	228,643	121,499	157,499	161,499	161,499	601,996

General & Administrative	109,000	97,000	124,609	103,567	434,176	160,913	187,836	185,836	182,836	717,421

Total Operating Expenses	331,004	428,720	426,024	401,545	1,587,293	568,995	683,002	763,566	860,799	2,876,362

Operating Profit (Loss)	(186,729)	(269,677)	(240,580)	(148,111)	(845,097)	(193,969)	(134,678)	303	197,864	(130,480)

Financial income (expense), net	(5,000)	(5,000)	2,500	2,500	(5,000)	(1,250)	(1,250)	(1,250)	(1,250)	(5,000)

Profit (Loss)	(191,729)	(274,677)	(238,080)	(145,611)	(850,097)	(195,219)	(135,928)	(947)	196,614	(135,480)

Taxes	-	-	-	-	-	-	-	-	-	-

Net Front (loss)	(191,729)	(274,677)	(238,080)	(145,611)	(850,097)	(195,219)	(135,928)	(947)	196,614	(135,480)

Exhibit 10.3

EXHIBIT H

FORM OF INDEMNIFICATION AGREEMENT

Exhibit 10.3

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of  ______________, 2006, by and between WhiteSmoke, Inc., a Delaware corporation (the “Company”), and  ______________ (the “Indemnitee”).

RECITALS

The Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors, officers and key employees, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers and key employees to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and agents of the Company may not be willing to continue to serve as agents of the Company without additional protection. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, and to indemnify its directors, officers and key employees so as to provide them with the maximum protection permitted by law.

AGREEMENT

In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1.           Indemnification.

(a)        Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)        Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company in the performance of Indemnitee’s duty to the Company and its stockholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)         Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.

2.           No Employment Rights. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

3.           Expenses; Indemnification Procedure.

(a)         Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referred to in Section 1(a) or Section 1(b) hereof (including amounts actually paid in settlement of any such action, suit or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.

(b)        Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition -precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company and shall be given in accordance with the provisions of Section 12(d) below. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)         Procedure. Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 11 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d)        Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e)         Selection of Counsel. In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

4.           Additional Indemnification Rights; Non-exclusivity.

(a)         Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)         Non-exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested members of the Company’s Board of Directors, the Delaware General Corporation Law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any action, suit or other covered proceeding.

5.           Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

6.           Indemnification of Related Parties. To the extent that Indemnitee is serving on the Board at the direction of any stockholder of the Company who, pursuant to the Certificate of Incorporation or contractual arrangement, shall have the right to elect or appoint Indemnitee to the Board (an “Appointing Stockholder”), the Company shall indemnify and hold harmless such Appointing Stockholder from any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, arising solely by reason of the fact that Appointing Stockholder has the ability to appoint or elect Indemnitee to the Board, provided however, that (i) any such indemnification shall be subject to the same limitations as set forth in Section 1 or otherwise herein; and (ii) no such indemnification shall be available to any Appointing Stockholder in the event that Indemnitee shall not be entitled to indemnification in the same or any related action or proceeding. The terms of this Agreement as they relate to procedures for indemnification of Indemnitee shall apply to any such indemnification of Appointing Stockholder.

7.           Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

8.           Officer and Director Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

9.           Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

10.         Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)         Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

(b)         Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(c)         Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company; or

(d)        Claims under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

11.         Construction of Certain Phrases.

(a)         For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)         For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

12.         Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

13.         Miscellaneous.

(a)         Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance, with the laws of the State of Delaware, without giving effect to principles of conflict of law.

(b)         Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)         Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(d)        Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or 48 hours after being sent by nationally-recognized courier or deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

(e)         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f)         Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.

(g)        Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

[Signature Page Follows]

Exhibit 10.3

The parties hereto have executed this Agreement as of the day and year set forth on the first page of this Agreement.

WHITESMOKE, INC.

By:

Title:

Address:		113 Barksdale Professional
Center, Newark, Delaware
19711-3258

AGREED TO AND ACCEPTED:

[name]

(Signature)

Address:

SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT

Exhibit 10.3

EXHIBIT I

WAIVER AND CONSENT LETTER

Exhibit 10.3

December             , 2006

To:      WhiteSmoke, Inc. (the “Company”)

By fax +972-3-6486133

Dear Sirs/Madams:

Re: Conversion of Shares, Share Capital acknowledgment - Waiver and Consent

In connection with the proposed financing transaction of the Company, pursuant to the Series B Preferred Stock Purchase Agreement by and among the Company, Evolution Venture Capital Fund I (Israel) LP, Evolution Venture Capital Fund I (Exempt) LP and other purchasers listed on Exhibit A thereto, Hilla Ovil Brenner and Liran Brenner (the “Stock Purchase Agreement”), and all of its ancillary agreements, documents, schedules or exhibits, including an Investors’ Rights Agreement and a Voting Agreement, all dated as of December ___, 2006 (the “Transaction” and the “Transaction Documents”, respectively), I the undersigned, a shareholder of the Company, hereby irrevocably inform and instruct the Company to convert, for no consideration, _______ shares of the Company’s Common Stock, representing all shares in the Company that are currently held by me, into _______ fully paid and non-assessable shares of Series A Convertible Preferred Stock of the Company, conditioned upon and effective as of the First Closing (as defined in the Stock Purchase Agreement). I am aware that the aforementioned conversion of shares may result in tax consequences, and I agree that any tax imposed (if at all) in connection with such conversion shall be borne solely by me.

Furthermore, I completely and irrevocably waive any and all pre-emptive, anti-dilution and first refusal rights to which I may be entitled in connection with the Transaction or any anti-dilution rights in connection with future issuance of any securities of the Company, under the terms of any document or agreement, except as provided in the Transaction Documents.

Furthermore, I herby declare and confirm that (i) the capitalization table, attached as Exhibit A to this letter, sets forth an accurate and complete description of my shareholdings in the Company as of the date of this letter, and (ii) I am not entitled to any further issuance of shares or other securities of the Company, except as provided in the Transaction Documents.

Furthermore I acknowledge and understand that the Purchasers (as defined in the Stock Purchase Agreement) are entering into the Stock Purchase Agreement based on my representations hereunder and they shall be third party beneficiaries of these representations.

Sincerely,

Name:

Signature:

Date:

Agreed and accepted:

WhiteSmoke, Inc.

Exhibit 10.3

COMPLIANCE CERTIFICATE

December ___, 2006

To:	The Purchasers listed on Exhibit A to the Series B Preferred Stock Purchase Agreement dated December ___, 2006 (the “Stock Purchase Agreement”)

Dear Sirs/Madams:

Pursuant to Section 5.3 of the Stock Purchase Agreement, the undersigned hereby certifies that as of the date hereof, being the date of the First Closing under the Stock Purchase Agreement:

1.           The representations and warranties of WhiteSmoke, Inc, (the “Company”) contained in Section 3 of the Stock Purchase Agreement are true and correct in all material respects on and as of the First Closing with the same effect as though such representations and warranties had been made on and as of the date of the First Closing.

2.           All covenants, agreements, obligations and conditions contained in the Stock Purchase Agreement that were required to be performed or complied with by the Company on or before the First Closing have been performed or complied with.

3.           Any and all management fees currently paid to existing Board of Directors members or investors of the Company have been terminated prior to the First Closing.

Sincerely,

Hilla Ovil Brenner, CEO

WhiteSmoke, Inc.

Exhibit 10.3

SECRETARY’S CERTIFICATE

The undersigned, Secretary of White-Smoke, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

1.           The Corporation has adopted an Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the “Restated Certificate”), which replaced the Corporation’s Certificate of Incorporation in its entirety.

2.           The Bylaws of the Company are in the form attached hereto as Exhibit B.

3.           The resolutions of the Board of Directors of tire Corporation (the “Board”) dated December 4, 2006, as detailed in Exhibit C hereof, were adopted at a meeting by teleconference at which all directors were present, and are) in full force and effect on the date of this Certificate.

4.           The resolutions of the stockholders of the Corporation dated December 6, 2006, as detailed in Exhibit D hereof, were adopted by way of a written resolution by the majority of the stockholders of the Corporation, in lieu of a special meeting of the stockholders, and are in full force and effect ;on the date of this Certificate.

IN WITNESS WHEREOF, this Certificate has been signed by the undersigned, as Secretary of the Corporation, on December 6, 2006.

Liran Brenner, Secretary